                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN


                       MIDWEST PUBLISHING STATUTORY TRUST


                                       AND


                      LIBERTY GROUP MICHIGAN HOLDINGS, INC.







                              DATED: JUNE 29, 2000

                                TABLE OF CONTENTS

                                                                                                               PAGE
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
ARTICLE 1 DEFINITIONS.............................................................................................2

   1.1        "Accounts Receivable"...............................................................................2
   1.2        "Adjusted Working Capital"..........................................................................2
   1.3        "Affiliate".........................................................................................2
   1.4        "Agreement".........................................................................................2
   1.5        "Arbitrator"........................................................................................2
   1.6        "Assigned Contracts, Licenses and Permits"..........................................................2
   1.7        "Assumed Liabilities"...............................................................................2
   1.8        "Basket Amount".....................................................................................3
   1.9        "Business"..........................................................................................3
   1.10       "Business Day"......................................................................................3
   1.11       "Business Real Estate"..............................................................................3
   1.12       "Buyer".............................................................................................3
   1.13       "Claimant"..........................................................................................3
   1.14       "Closing"...........................................................................................3
   1.15       "Closing Date"......................................................................................3
   1.16       "Code"..............................................................................................3
   1.17       "Collection Period".................................................................................3
   1.18       "Collections".......................................................................................3
   1.19       "Contaminants"......................................................................................3
   1.20       "Current Assets"....................................................................................3
   1.21       "Designated Employees"..............................................................................3
   1.22       "Employee Plans"....................................................................................4
   1.23       "Environmental Laws"................................................................................4
   1.24       "ERISA".............................................................................................4
   1.25       "Estimated MI Closing Balance Sheet"................................................................4
   1.26       "Excluded Assets"...................................................................................5
   1.27       "Excluded Contracts"................................................................................6
   1.28       "Excluded Receivables"..............................................................................6
   1.29       "Excluded Shared Assets"............................................................................6
   1.30       "Final MI Closing Balance Sheet"....................................................................6
   1.31       "Financial Statements"..............................................................................6
   1.32       "401(k) Plan Benefits"..............................................................................6
   1.33       "GAAP"..............................................................................................6
   1.34       "HSR Act"...........................................................................................6
   1.35       "IMG"...............................................................................................6
   1.36       "IMGH"..............................................................................................6
   1.37       "IMGM"..............................................................................................6
   1.38       "Indemnitor"........................................................................................6
   1.39       "Indemnity Cap".....................................................................................6
   1.40       "Intellectual Property".............................................................................6
   1.41       "Inventory".........................................................................................7


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
   1.42       "Knowledge".........................................................................................7
   1.43       "Leased Real Estate"................................................................................7
   1.44       "Liability".........................................................................................7
   1.45       "Loss"..............................................................................................7
   1.46       "Material Adverse Effect"...........................................................................7
   1.47       "Merger Agreement"..................................................................................7
   1.48       "Merger Agreement Rights"...........................................................................7
   1.49       "Newspapers"........................................................................................7
   1.50       "Non-Compete Agreements"............................................................................8
   1.51       "Owned Real Estate".................................................................................8
   1.52       "Overall Cap".......................................................................................8
   1.53       "Permitted Encumbrances"............................................................................8
   1.54       "Pre-Closing Covenants".............................................................................8
   1.55       "Purchase Price"....................................................................................8
   1.56       "Purchased Assets"..................................................................................8
   1.57       "Purchased Shared Assets"...........................................................................8
   1.58       "Related Agreements"................................................................................8
   1.59       "Release"...........................................................................................8
   1.60       "Representation Indemnity Cap"......................................................................9
   1.61       "Retained Liabilities"..............................................................................9
   1.62       "SARs".............................................................................................10
   1.63       "Seller Indemnity Cap".............................................................................10
   1.64       "Seller Group Entity"..............................................................................10
   1.65       "Sellers"..........................................................................................10
   1.66       "Settlement Date"..................................................................................10
   1.67       "Software".........................................................................................10
   1.68       "Special Severance Obligations"....................................................................10
   1.69       "Specific Environmental - Matters Representations and Warranties"..................................10
   1.70       "Surveys"..........................................................................................11
   1.71       "Tax Returns"......................................................................................11
   1.72       "Taxes"............................................................................................11
   1.73       "Third Party Claims"...............................................................................11
   1.74       "Third Party Consent"..............................................................................11
   1.75       "Title Insurance Commitments"......................................................................11
   1.76       "Title Insurance Policies".........................................................................11
   1.77       "Unreimbursed Amounts".............................................................................11
   1.78       "Unregistered Intellectual Property"...............................................................11
   1.79       "Violations".......................................................................................11

ARTICLE 2 COVENANTS AND UNDERTAKINGS.............................................................................12

   2.1        Purchase and Sale of Assets........................................................................12
   2.2        Purchase Price.....................................................................................14
   2.3        Liabilities of Sellers.............................................................................16
   2.4        Conduct of the Business Prior to Closing Date......................................................16
   2.5        Consents and Approvals.............................................................................17


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
   2.6        Antitrust Notification.............................................................................17
   2.7        Employees..........................................................................................18
   2.8        Exclusive Agreement................................................................................18
   2.9        Compliance with Bulk Sales.........................................................................19
   2.10       Access to Information..............................................................................19
   2.11       Accounts Receivable................................................................................19
   2.12       Allocation of Purchase Price.......................................................................19
   2.13       Insurance Coverage.................................................................................20
   2.14       Merger Agreement, Joinder Agreement and Related Agreements.........................................20
   2.15       Assignment.........................................................................................20
   2.16       Consents and Waivers...............................................................................20
   2.17       Discharge of Certain Related Liabilities...........................................................21
   2.18       Releases of Encumbrances...........................................................................21
   2.19       Non-Compete Agreements.............................................................................21
   2.20       Real Estate Documents..............................................................................21

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE SELLER GROUP ENTITIES............................................22

   3.1        Organization and Standing..........................................................................22
   3.2        Authority and Status...............................................................................23
   3.3        Financial Statements...............................................................................23
   3.4        Operation of the Business..........................................................................24
   3.5        Taxes..............................................................................................25
   3.6        Status of Assets and Leases........................................................................26
   3.7        No Violation.......................................................................................27
   3.8        Litigation.........................................................................................27
   3.9        Licenses and Permits; Compliance With Law..........................................................28
   3.10       Contracts, Etc.....................................................................................28
   3.11       Patents, Trademarks, Trade Names, Software, Etc....................................................29
   3.12       Collective Bargaining Agreements and Labor Matters.................................................29
   3.13       Employees and Consultants; Employee Plans..........................................................30
   3.14       Environmental Matters..............................................................................30
   3.15       Insurance..........................................................................................32
   3.16       Advertisers; Subscribers; Circulation, Business Relations..........................................32
   3.17       Inventory..........................................................................................33
   3.18       Business Real Estate...............................................................................33
   3.19       Corporate Names....................................................................................33
   3.20       Subsidiaries of Sellers............................................................................34
   3.21       Merger Agreement...................................................................................34
   3.22       Full Disclosure....................................................................................34
   3.23       Certain Understandings.............................................................................34

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER................................................................35

   4.1        Organization and Standing..........................................................................35



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
   4.2        Corporate Power and Authority......................................................................35
   4.3        Litigation.........................................................................................35
   4.4        Financing..........................................................................................35
   4.5        No Violation.......................................................................................35

ARTICLE 5 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER...........................................................36

   5.1        Representations True at Signing and Closing........................................................36
   5.2        Covenants of the Seller Group Entities.............................................................36
   5.3        No Injunction, Etc.................................................................................36
   5.4        HSR Act Approval...................................................................................36
   5.5        Absence of Material Changes........................................................................36
   5.6        Delivery and Performance...........................................................................36
   5.7        Approvals..........................................................................................37

ARTICLE 6 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER GROUP ENTITIES.......................................37

   6.1        Representations True at Signing and Closing........................................................37
   6.2        Covenants of Buyer.................................................................................37
   6.3        No Injunction, Etc.................................................................................37
   6.4        Approvals..........................................................................................37
   6.5        HSR Act Approval...................................................................................37
   6.6        Title to Purchased Assets..........................................................................37

ARTICLE 7 CLOSING................................................................................................38

   7.1        Time and Place of Closing..........................................................................38
   7.2        Transactions at Closing............................................................................38

ARTICLE 8 INDEMNIFICATION........................................................................................40

   8.1        Obligations of Seller Group Entities...............................................................40
   8.2        Obligations of Buyer...............................................................................41
   8.3        Procedures for Indemnification.....................................................................41
   8.4        Sole Remedy........................................................................................43
   8.5        Limitations on Indemnification.....................................................................43
   8.6        Survival...........................................................................................45

ARTICLE 9 TERMINATION............................................................................................45

   9.1        Termination by Mutual Consent......................................................................45
   9.2        Failure to Close...................................................................................45

ARTICLE 10 GENERAL PROVISIONS....................................................................................45

   10.1       Books and Records..................................................................................45



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
   10.2       Notices............................................................................................46
   10.3       Brokers............................................................................................48
   10.4       Further Assurances.................................................................................48
   10.5       Waiver.............................................................................................48
   10.6       Expenses...........................................................................................48
   10.7       Disclosure of Terms................................................................................49
   10.8       Binding Effect; Third Party Beneficiaries; Assignment..............................................49
   10.9       Headings...........................................................................................49
   10.10      Entire Agreement; Changes in Writing...............................................................49
   10.11      Governing Law; Submission to Jurisdiction; Waiver of Jury Trial....................................49
   10.12      Counterparts.......................................................................................50
   10.13      Pronouns...........................................................................................50
   10.14      Schedules and Exhibits Incorporated................................................................50
   10.15      Time of Essence....................................................................................50
   10.16      Sales and Transfer Taxes...........................................................................50




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                             SCHEDULES AND EXHIBITS

SCHEDULES
---------

A            Newspapers
1.6          Assigned Contracts, Licenses and Permits
1.26         Excluded Assets
1.27         Excluded Contracts
1.40(a)      Copyrights
1.40(b)      Trademarks
1.42         Knowledge
1.53(a)      Permitted Encumbrances -- Liens
1.70         Surveys
1.75         Title Insurance Commitments
2.1(b)(1)    Personal Property
2.1(b)(5)    Prepaid Expenses
2.7(a)       Designated Employees
2.12         Allocation of Purchase Price
2.16         Consents and Waivers
2.17(a)      Retained Liabilities to be Discharged
2.18         Releases of Encumbrances
2.19         Non-Compete Agreements
2.20.6       Real Estate Closing Documents
2.20.7       Landlord Estoppels and Consents
3.1          List of Foreign Jurisdictions Where The Business is Being Conducted
3.3(a)       Financial Statements
3.3(b)       List of Liabilities Not Disclosed in Financial Statements
3.3(c)       Defaults
3.4          Exceptions to Operation of the Business in the Ordinary Course
3.5          Taxes
3.6          Status of Assets and Leases
3.7          Violation of Other Instruments
3.8          Litigation
3.9          Licenses and Permits Not Held by Seller
3.10         Contracts in Excess of $10,000
3.11         Infringement on Intellectual Property
3.12         Collective Bargaining Agreements and Labor Matters
3.13         "Welfare-Type" Employee Plans
3.13(a)      Employees and Compensation
3.13(b)      Violation of Employment Laws
3.13(c)      Employee Plans
3.14         Environmental Matters
3.15         Insurance
3.16(a)      Advertisers
3.16(b)      Suppliers
3.16(c)      Bonding or Other Security



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
3.17         Inventory
3.18(a)      Owned Real Estate
3.18(b)      Leased Real Estate
3.18(c)      Real Estate Non-compliance
3.19         Corporate Names
3.20         Subsidiaries of Sellers

             EXHIBITS

A            Merger Agreement
B            Joinder and Assignment Agreement
C-1-C-3      Form of Non-Compete Agreement
D            Assignment and Assumption Agreement
E            Intellectual Property Assignment
F            Form of Opinion of Buyer's Counsel
G            Bill of Sale
H-1          Excluded Shared Assets
H-2          Purchased Shared Assets
I            Retained Liabilities Assumption Agreement
J            Form of Opinion of Sellers' Counsel
K            Merger Agreement and Related Rights Assignment
L            Form of Title Insurance Policy
L-1          Form of Title Insurance Affidavit
M            Form of Surveys

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made this 29th day of June, 2000, by and between MIDWEST PUBLISHING STATUTORY TRUST, a Connecticut statutory trust ("Trust"), and LIBERTY GROUP MICHIGAN HOLDINGS, INC., a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Trust intends to enter into an agreement and plan of merger, in the form of Exhibit A hereto (the "Merger Agreement"), pursuant to which, upon certain terms and subject to certain conditions, Trust will become the sole stockholder of IMG Holdings, Inc., a Delaware corporation ("IMGH"), by merging a newly-incorporated, wholly-owned subsidiary of Trust with and into IMGH (the "Merger");

         WHEREAS, among other things, IMGH is the sole stockholder of Independent Media Holdings, Inc., a Delaware corporation ("IMH"), which is the sole stockholder of Independent Media Group, Inc., a Wisconsin corporation ("IMG"), which is the sole stockholder of IMG Michigan Newspapers, Inc., a Delaware corporation ("IMGM" and collectively with IMGH, IMH and IMG, the "Sellers"; the Sellers and Trust are collectively referred to as the "Seller Group Entities" and each individually as a "Seller Group Entity");

         WHEREAS, the Sellers, among other things, publish certain publications in Michigan, a true, accurate and complete list of which is attached hereto as Schedule A hereto (collectively, the "Newspapers");

         WHEREAS, IMG is the sole stockholder of IMGM and after the Merger, IMGM will be merged with and into IMG and the assets of IMGM will be liquidated and distributed into IMG, with IMG thereby succeeding to all the rights and obligations of IMGM; and

         WHEREAS, the parties hereto have agreed that following consummation of the Merger, the Sellers will enter into a Joinder and Assumption Agreement in the form attached hereto as Exhibit B (the "Joinder Agreement"), pursuant to which the Sellers will become parties to this Agreement, and Buyer will purchase from the Sellers substantially all of the assets owned by the Sellers and relating to the business of operating the Newspapers in the manner conducted prior to the Closing Date (the "Business"), and assume certain agreed upon liabilities and obligations of the Sellers relating primarily to the Business, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing Recitals, which are hereby incorporated by reference, and the mutual promises, representations, warranties and covenants hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

         In addition to the capitalized terms elsewhere defined herein, the following terms, when used herein, shall have the following meanings, unless the context otherwise requires:

         1.1 "ACCOUNTS RECEIVABLE" shall have the meaning set forth in Section 2.1(b)(3) hereof.

         1.2 "ADJUSTED WORKING CAPITAL" shall mean the difference between Current Assets (other than the Excluded Assets) as of the Closing and Assumed Liabilities as of the Closing, in each case as shown on the Final MI Closing Balance Sheet.

         1.3 "AFFILIATE" shall mean, with respect to any person or entity, any person or entity which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with that person or entity. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise and (ii) the officers and directors of each Seller Group Entity other than the Trustee shall be deemed to be "Affiliates" of the Sellers.

         1.4 "AGREEMENT" shall mean this Asset Purchase Agreement.

         1.5 "ARBITRATOR" shall have the meaning set forth in Section 2.2(c)(2) hereof.

         1.6 "ASSIGNED CONTRACTS, LICENSES AND PERMITS" shall mean the contracts, purchase orders, leases, instruments, agreements, licenses, certificates and permits listed or referred to on Schedule 1.6 hereto and any other subscription and advertising contracts, orders or agreements relating primarily to the Business or the Purchased Assets and entered into in the ordinary course of business, consistent with past practices.

         1.7 "ASSUMED LIABILITIES" shall mean (a) all current liabilities (which shall consist solely of trade payables and accrued expenses, accrued vacation pay and accrued sick pay payable to employees of the Business hired by Buyer at the Closing and reflected on the Final MI Closing Balance Sheet, unearned subscription and advertising liabilities (deferred revenues) and shall include pro rata accruals with respect to bonuses or commissions payable to employees, independent contractors and agents of the Business hired or employed by Buyer at or as of the Closing otherwise payable thereto under Employee Plans for the fiscal year ending June 30, 2000 (based upon the amounts so paid for the fiscal year ended June 30, 1999) of any Sellers as of the Closing and relating to the Business to the extent and in the amounts set forth on the Final MI Closing Balance Sheet, calculated, except as set forth below, in accordance with GAAP;
(b) all Permitted Encumbrances as of the Closing and relating to the Business;
(c) all payment and performance obligations of any Seller relating to the Business and arising after the Closing Date (other than obligations arising from breaches or defaults occurring prior to the Closing Date and obligations under any Employee Plan) under the Assigned Contracts, Licenses and Permits; and (d) an accrued liability in the amount of $21,000 with respect to certain repairs and upgrades of a labeler at the Business Real Estate located in Adrian, Michigan, to the extent such liability has not been paid prior to the Closing. Notwithstanding the foregoing and regardless of whether or not the following would be considered current liabilities under GAAP, the term "Assumed Liabilities" does not include the Retained Liabilities, none of which shall be reflected in the computation of Adjusted Working Capital.

         1.8 "BASKET AMOUNT" shall have the meaning set forth in the Section 8.5(b) hereof.

         1.9 "BUSINESS" shall have the meaning set forth in the Recitals hereto.

         1.10 "BUSINESS DAY" shall mean any calendar day other than a Saturday, Sunday or other day on which banks in New York, Illinois or Michigan are authorized to close.

         1.11 "BUSINESS REAL ESTATE" shall have the meaning set forth in Section 3.18(b) hereof.

         1.12 "BUYER" shall have the meaning set forth in the introduction hereto.

         1.13 "CLAIMANT" shall have the meaning set forth in Section 8.3(a) hereof.

         1.14 "CLOSING" shall mean the consummation of the transactions provided for in this Agreement.

         1.15 "CLOSING DATE" shall mean the date on which the Closing occurs pursuant to Section 7.1 hereof.

         1.16 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         1.17 "COLLECTION PERIOD" shall have the meaning set forth in Section 2.11(a) hereof.

         1.18 "COLLECTIONS" shall have the meaning set forth in Section 2.11(a) hereof.

         1.19 "CONTAMINANTS" shall mean (a) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "medical waste," "toxic pollutants," "contaminants," "pollutants," "toxic substances," or words of similar import under any applicable Environmental Law, (b) any oil, petroleum, petroleum product or petroleum derived substance, any flammable substances or explosives, any radioactive materials, (c) any asbestos and asbestos containing materials in any form which is or could become friable, and (d) any radon gas, urea formaldehyde, lead-based paint, dielectric fluid, and polychlorinated biphenyls; provided, however, that such term shall not include any such materials or portion thereof customarily used in office operations or in commercially available cleaning and/or maintenance supplies as of the Closing Date.

         1.20 "CURRENT ASSETS" shall mean the current assets, as well as security and other deposits, of any Seller as of the Closing included in the Purchased Assets, calculated in accordance with GAAP and as shown on the Final MI Closing Balance Sheet, but in any event "Current Assets" shall not include
(i) any Excluded Assets, (ii) any Excluded Receivables, (iii) any inventory items other than newsprint, ink, plates and film, and (iv) any prepaid expenses other than postage and up to $15,500 paid under or with respect to maintenance agreements relating to maintenance for the Purchased Assets.

         1.21 "DESIGNATED EMPLOYEES" shall have the meaning set forth in Section 2.7(a) hereof.

         1.22 "EMPLOYEE PLANS" shall include all pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation, stock option, bonus or other incentive plans, vacation benefit plans, severance plans, or other employee benefit plans or arrangements, including, without limitation, any pension plan (within the meaning of Section 3(2) of ERISA and any welfare plan (within the meaning of Section 3(1) of ERISA), whether or not funded, covering any current or former employee of the Business or to which any Seller or any current or former Affiliate thereof is a party or bound or pursuant to which any Seller or any current or former Affiliate thereof otherwise may have any Liability because of any current or former member of its controlled group (as defined under ss. 414 of the Code or ss. 4001(h) of ERISA) or to any current or former employee of the Business, including any such plan currently or formerly maintained by or in connection with which any Seller or any current or former Affiliate thereof may have any Liability to any current or former employee of the Business and any such plan which is a multiemployer plan.

         1.23 "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, regulations and ordinances relating to environmental matters, including those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses, or injuries resulting from the release or threatened release of Contaminants and the generation, use, storage, transportation, or disposal of Contaminants in any manner applicable to Sellers or their respective assets, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), the Hazardous Materials -- Transportation Act (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Toxic Substances Control Act of 1976 (15 U.S.C. Sections 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Sections 300f-Sections 300j-11 et seq.), and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Sections 1101 et seq.), each as heretofore amended and supplemented, or any analogous present federal, state or local statutes, rules, and regulations promulgated thereunder or pursuant thereto, and any other present law, ordinance, rule, regulation, permit, order, or directive addressing environmental matters or safety or health issues, of or by the federal government, any state or political subdivision thereof, or any agency, court, or body of the federal government or any state or political subdivision thereof, any local, state or federal law, rule, regulation, ordinance, code, common law duty, permit, licenses, authorizations, order, decision or other binding determination pertaining to Contaminants, health, safety or welfare, the environment, natural resources, contamination, clean-up or disclosure, air, surface water, drinking water, groundwater, landfills, open dumps, storage tanks (underground or otherwise), waste, waste water, storm water run-off, emissions, releases, noise, toxic substances or wells.

         1.24 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.25 "ESTIMATED MI CLOSING BALANCE SHEET" shall mean the estimated, unaudited balance sheet of Sellers with respect to the Business as of the Closing Date to be prepared by Sellers, and reviewed and agreed upon by Buyer in accordance with Section 2.2(c) hereof.

         1.26 "EXCLUDED ASSETS" shall mean:

              (a) All bank lines of credit, marketable securities, money market and similar accounts and mutual funds, and cash on hand or in bank accounts of the Sellers as of the Closing, and all inter-company notes or accounts receivable of the Sellers as of the Closing payable by current or former Affiliates of Sellers;

              (b) All supplies and items of tangible property of Sellers consumed or disposed of in the ordinary course of business between the date of this Agreement and the Closing Date;

              (c) All personal effects owned by personnel of any of the Newspapers;

              (d) All financial and Tax reports and ledgers, Tax returns, work sheets related to any of the foregoing, organizational documents, and books and records pertaining to the organization, existence and/or capitalization of any Seller;

              (e) Any and all policies of insurance, including, without limitation, any and all rights thereunder (other than as set forth in Section 2.1(b)(13) and Section 10.4 hereof);

              (f) All rights of any Seller Group Entity to enforce (i) the obligations of Buyer to pay, perform or discharge the Assumed Liabilities, and
(ii) all indebtedness and other obligations of Buyer under or in connection with, as well as all other rights of any Seller Group Entity, under or in connection with this Agreement and the Related Agreements to which Buyer is a party;

              (g) All rights to claims for refunds of Taxes relating to the Business and paid prior to the Closing;

              (h) Any and all claims or causes of action against third parties relating to the Business which may have arisen or may arise out of any one or more events, conditions or circumstances occurring entirely prior to the Closing Date, other than Purchased Claims and Causes of Action;

              (i) All assets, properties, business and rights of Sellers pertaining or relating primarily to any or all newspapers, shoppers and other publications and media, published, distributed or managed by Sellers or any current or former Affiliates thereof, other than the Newspapers;

              (j) Any assets of any compensation or benefit plan (including, but not limited to any Employee Plan) or arrangement of any Seller in effect as of the Closing Date, except as otherwise expressly provided in this Agreement;

              (k) All shares of capital stock, and all other equity interests and securities, of or in any of the Seller Group Entities or any current or former Affiliate thereof;

              (l) The names Independent Media Group, IMG and any and all variations thereof, and all goodwill related thereto;

              (m) Any and all rights and claims relating to any of the Retained Liabilities;

              (n) The Excluded Receivables;

              (o) The Excluded Contracts; and

              (p) Any other assets of Sellers listed or described on Schedule
1.26 hereto.

         1.27 "EXCLUDED CONTRACTS" shall mean any contracts, purchase orders, leases, instruments, agreements, licenses, certificates or permits which are not included in the Assigned Contracts, Licenses and Permits, including, but not limited to, those listed on Schedule 1.27.

         1.28 "EXCLUDED RECEIVABLES" shall mean (i) any accounts receivable relating to the Business which are aged 90 days or over as of the Closing Date and (ii) any accounts receivable relating to the Business which are not collected within 90 days after the Closing Date.

         1.29 "EXCLUDED SHARED ASSETS" means the assets listed on Exhibit H-1 attached hereto.

         1.30 "FINAL MI CLOSING BALANCE SHEET" shall have the meaning set forth in Section 2.2(c) hereof.

         1.31 "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.3(a) hereof.

         1.32 "401(K) PLAN BENEFITS" shall mean the opportunity to invest pre-Tax income in a qualified defined contribution plan under Section 401(k) of the Code.

         1.33 "GAAP" shall mean generally accepted United States accounting principles, consistently applied.

         1.34 "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         1.35 "IMG" shall have the meaning set forth in the Recitals.

         1.36 "IMGH" shall have the meaning set forth in the Recitals.

         1.37 "IMGM" shall have the meaning set forth in the Recitals.

         1.37A "INDEBTEDNESS" shall mean (i) any indebtedness for borrowed money, whether current or funded, secured or unsecured, (ii) any indebtedness for the deferred purchase price of any assets or services (other than trade payables and accruals incurred in the ordinary course of business consistent with past practice), (iii) any indebtedness created or arising under any conditional sale of other title retention agreement with respect to acquired property (even though the rights and remedies of the seller or lender under such agreement in the event of a default may be limited to repossession or sale of such property), (iv) any indebtedness secured by a purchase money mortgage, lien or other encumbrance to secure all or part of the purchase price of property subject to such mortgage, lien or other encumbrance, (v) any obligations under leases which are required, in accordance with GAAP, to be recorded as capital leases in respect of which the Company is liable as lessee, (iv) any liability in respect of banker's acceptances or letters of credit (contingent or otherwise), (vii) any indebtedness, whether or not assumed, secured by mortgages, liens or other encumbrances on acquired property at the time of acquisition thereof, or (viii) any indebtedness referred to in clause (i), (ii),
(iii), (iv), (v), (vi) or (vii), above which is directly or indirectly guaranteed by an Seller Group Entity or which it has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

         1.38 "INDEMNITOR" shall have the meaning set forth in Section 8.3(a) hereof.

         1.39 "INDEMNITY CAP" shall have the meaning set forth in Section 8.5(d) hereof.

         1.40 "INTELLECTUAL PROPERTY" shall mean all (i) copyrights, including copyrights for printed matter, databases, Software, CD/ROM discs, Software and CD/ROM disc source codes, copyright registrations and all pending applications for copyright registration, in each case, owned, licensed or used by any Seller relating to the Newspapers or the Business, including those items described in
Schedule 1.40(a) hereto; (ii) trade names, trademarks, service marks, slogans, logos, trademark and service mark registrations and trademark and service mark applications, in each case owned, licensed or used by any Seller relating to the Newspapers or the Business, including those items described in Schedule 1.40(b) hereto; (iii) all formulae, processes, procedures, designs, ideas, research records, inventions, records of inventions, test information, technical information, marketing know-how, proprietary information, know-how, and trade secrets (and all related manuals, books, files, journals, models, instructions, patterns, drawings, blueprints, plans, designs specifications, equipment lists, parts lists, descriptions, data, art work, software, computer programs and source code data related thereto including all current and historical data bases) owned, used or held for use by any Seller relating to the Newspapers or the Business; and (iv) all goodwill, if any associated therewith, in each case whether registered or not and in each case wherever such rights exist throughout the world, and including the right to recover for any past infringement.

         1.41 "INVENTORY" shall mean all raw materials, newsprint, ink, supplies, work-in-process, finished goods, stock-in-trade, samples, parts, spare parts or other inventory of any Seller wherever located, including in transit to any Seller or on consignment or in the possession of any third party.

         1.42 "KNOWLEDGE" shall mean (a) as to Seller and Seller Group Entities, the actual knowledge, after reasonable inquiry, of the officers and directors of Sellers and the highest ranking manager of each of the Newspapers, each of whom is identified in Schedule 1.42 attached hereto or (b) as to Buyer, the actual knowledge, after reasonable inquiry, of the officers and directors of the Buyer.

         1.43 "LEASED REAL ESTATE" shall have the meaning set forth in Section 3.18(b) hereof.

         1.44 "LIABILITY" shall mean any, direct or indirect, indebtedness, liability, claim or obligation, fixed or unfixed, matured or unmatured, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured, contingent or otherwise.

         1.45 "LOSS" shall have the meaning set forth in Section 8.1 hereof.

         1.46 "MATERIAL ADVERSE EFFECT" shall mean any change in or effect on Sellers or the Business that has had or is reasonably expected to have a materially adverse effect on the Business or the results of operations, material assets or condition (financial or otherwise) of the Business or the Newspapers, taken as a whole, except for any such changes or effects affecting the U.S. economy or the newspaper industry in general.

         1.47 "MERGER AGREEMENT" shall have the meaning set forth in the Recitals.

         1.48 "MERGER AGREEMENT AND RELATED RIGHTS" shall have the meaning set forth in Section 2.15 hereof.

         1.48A "MERGER AGREEMENT AND RELATED RIGHTS ASSIGNMENT" means that certain Assignment Agreement, dated as of July 1, 2000, by and among the Trust and IMGH, as assignor, and Buyer, as assignee, in the form of Exhibit K attached hereto.

         1.49 "NEWSPAPERS" shall have the meaning set forth in the Recitals.

         1.50 "NON-COMPETE AGREEMENTS" shall mean those separate agreements, each substantially in the form attached hereto as Exhibits C-1, C-2 and C-3, respectively, between each of the Seller Group Entities, Anthony Allegretti and Stephen Staloch and Buyer.

         1.51 "OWNED REAL ESTATE" shall have the meaning set forth in Section 3.18(a) hereof.

         1.52 "OVERALL CAP" shall have the meaning set forth in Section 8.5(c) hereof.

         1.53 "PERMITTED ENCUMBRANCES" shall mean those (i) liens, charges and encumbrances identified on Schedule 1.53(a) hereto; (ii) liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings but only to the extent that reserves in the full amount of any such Taxes, whether contested or otherwise, are included as current liabilities on the Final MI Closing Balance Sheet; (iii) purchase money security interests incurred in good faith in the ordinary course of business but only to the extent that reserves in the amount of Liabilities secured by such security interests are included as current liabilities on the Final MI Closing Balance Sheet; (iv) mechanics and other statutory liens incurred in the ordinary course of business which secure obligations which are not yet due or which are being contested in good faith by appropriate proceedings but only to the extent that reserves in the amount of Liabilities for the liabilities secured by, or giving rise to, such liens are included as current liabilities on the Final MI Closing Balance Sheet; (v) deposits or pledges in good faith in the ordinary course of business to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance which secure obligations which are not yet due or which are being contested in good faith by appropriate proceedings but only to the extent that reserves in the amount of Liabilities secured by such liens are included as current liabilities on the Final MI Closing Balance Sheet; (vi) easements, covenants, restrictions, rights of others for use of any kind, rights of way and similar encumbrances affecting Sellers' real property primarily related to the Business which do not, individually or in the aggregate, materially interfere with the use of such real property or materially detract from the value thereof; and (vii) with respect to the Owned Real Estate, any state of facts disclosed in the Surveys.

         1.54 "PRE-CLOSING COVENANTS" shall have the meaning set forth in
Section 8.6 hereof.

         1.54A "PRINCIPAL STOCKHOLDERS" shall mean Hillside Capital, Incorporated and IMGA Corporation.

         1.55 "PURCHASE PRICE" shall have the meaning set forth in Section 2.2(a) hereof.

         1.56 "PURCHASED ASSETS" shall have the meaning set forth in Section 2.1(b).

         1.56A "PURCHASED CLAIMS AND CAUSES OF ACTION" means any claims or causes of action against third parties relating to the Business which may have arisen or may arise out of any one or more events, conditions or circumstances occurring prior to the Closing Date and which may, or the assertion of which may, have an impact on the use of the Purchased Assets or the operation of the Business after the Closing Date.

         1.57 "PURCHASED SHARED ASSETS" means the assets listed on Exhibit H-2 attached hereto.

         1.58 "RELATED AGREEMENTS" shall mean the Merger Agreement, the Non-Compete Agreements, the Assignment and Assumption Agreement, the Intellectual Property Assignment, the Bill of Sale, the Joinder Agreement, the Merger Agreement and Related Rights Assignment.

         1.59 "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Contaminants (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Contaminants).

         1.60 "REPRESENTATION INDEMNITY CAP" shall have the meaning set forth in
Section 8.5(c).

         1.61 "RETAINED LIABILITIES" shall mean any Liability of any kind or nature of any Seller or any of its current or former Affiliates, whether arising before or after the Closing, which does not constitute an "Assumed Liability" hereunder, including, but not limited to, the following (which shall be deemed Retained Liabilities regardless of whether any of the foregoing are presently or hereafter known):

              (a) any Indebtedness (including, but not limited to, the current maturities thereof) of any Seller or any current or former Affiliate thereof;

              (b) Any management fees payable to the current or former Affiliates of Sellers and any inter-company payables or other amounts payable to the current or former Affiliates of Sellers;

              (c) Any Liabilities of Sellers or any current or former Affiliate thereof relating to SARs or Special Severance Obligations;

              (d) Any investment banking/brokerage fees or commissions or other expenses or charges payable by any Seller or any current or former Affiliate thereof relating to the transactions contemplated by this Agreement, the Merger Agreement or the other Related Agreements;

              (e) Any obligation of Sellers related to any Employee Plan, except as otherwise expressly provided in this Agreement;

              (f) Any environmental Liabilities of Sellers or any current or former Affiliate thereof or any of the Newspapers arising out of pre-closing violations of any Environmental Laws, Violations (as defined in Section 8.5 hereof) or Releases;

              (g) Any Liabilities of Sellers or any current or former Affiliate thereof for income Taxes for any period, or portion thereof;

              (h) Any Liabilities of Sellers or any current or former Affiliate thereof for other Taxes (including, but not limited to, transfer Taxes and transferee liability Taxes) (except, solely with respect to IMG, to the extent of the accruals for such Taxes reflected on the Final MI Closing Balance Sheet as current Liabilities) for or relating to any period or portion thereof;

              (i) Any Liabilities of Sellers or any current or former Affiliate thereof arising in tort, based upon any federal, state, or local cause of action, or arising in respect of any breach of or noncompliance with any contractual obligation, in each case which exist as of or arise out of events, conditions or circumstances occurring prior to the Closing;

              (j) Any Liabilities of Sellers or any current or former Affiliate thereof for post-retirement welfare, medical or life insurance benefits, except as otherwise expressly provided in this Agreement;

              (k) Any Liabilities of Sellers or any current or former Affiliate thereof relating to breaches or violations thereby of, and costs and expenses incurred in connection with the transactions contemplated by, this Agreement, the Merger Agreement or the other Related Agreements;

              (l) Except as provided in Section 2.7 hereof, and provided that Buyer complies in all respects with Section 2.7(b), any Liabilities of Sellers or any current or former Affiliate thereof relating to the termination by Sellers or any current or former Affiliate thereof at or prior to the Closing of any of its employees (including, but not limited to, severance and other termination pay);

              (m) Except as provided in Section 2.7 hereof, and except to the extent otherwise expressly included in the definition of Assumed Liabilities, any Liabilities of Sellers or any current or former Affiliate thereof for which Sellers or any current or former Affiliate thereof is liable as a current or former member of a consolidated group, a controlled group or an affiliated group (including, but not limited to, Liabilities relating to Taxes, Employee Plans and ERISA); and

              (n) Any Liabilities set forth on Schedule 2.17(a) attached hereto.

         1.62 "SARS" shall mean the stock appreciation rights granted by any Seller or any current or former Affiliate thereof with respect to the performance of the Business.

         1.63 "SELLER INDEMNITY CAP" shall have the meaning set forth in Section 8.5(c) hereof.

         1.64 "SELLER GROUP ENTITY" shall have the meaning set forth in the Recitals hereto.

         1.65 "SELLERS" shall have the meaning set forth in the introduction hereto.

         1.66 "SETTLEMENT DATE" shall have the meaning set forth in Section 2.2(c)(2) hereof.

         1.67 "SOFTWARE" shall mean any computer program, operating system or applications system, including without limitation, all object code, source code, algorithm, processes, formulae, menu structures, operational instructions and the like related thereto.

         1.68 "SPECIAL SEVERANCE OBLIGATIONS" shall mean any payments due from any Seller or any current or former Affiliate thereof to any shareholder, director, officer or employee thereof upon the sale of the capital stock or assets of Sellers or their respective current or former Affiliates or upon a change of control of any Seller or its current or former Affiliates, other than customary severance pay in respect of a termination of employment.

         1.69 "SPECIFIC ENVIRONMENTAL MATTERS REPRESENTATIONS AND WARRANTIES" shall have the meaning set forth in Section 8.1(a) hereof.

         1.70 "SURVEYS" means the surveys ordered by Buyer with respect to the Owned Real Estate in connection with the transactions contemplated by this Agreement and described on Schedule 1.70 attached hereto, which surveys shall be as-built surveys prepared by a surveyor duly licensed in Michigan and shall: (i) be certified to the Buyer, the Title Insurance Company and to such other parties as Buyer may indicate, (ii) be dated within one year of the Closing Date, (iii) indicate the location, legal description and area and square feet of each parcel of Owned Real Estate, (iv) locate all easements, utilities (including connections to public streets), parking facilities, covenants and restrictions and rights of way, (v) indicate adjoining streets, building lines, surface improvements, encroachments, vehicular access and parking requirements, (vi) identify which portions of the Owned Real Estate are located in a 100 year flood plain area as identified under the National Flood Insurance Program and (vii) satisfy the Minimum Standard Detail Requirements for ALTA/ACSM (1997) Land Title Surveys, including Table A Requirements 3, 4, 6, 7, 8, 9, 10, 11 and 13.

         1.71 "TAX RETURNS" shall have the meaning set forth in Section 3.5 hereof.

         1.72 "TAXES" shall have the meaning set forth in Section 3.5(e) hereof.

         1.73 "THIRD PARTY CLAIMS" shall have the meaning set forth in Section 8.3(c) hereof.

         1.74 "THIRD PARTY CONSENT" shall have the meaning set forth in Section 2.1(d)(1) hereof.

         1.75 "TITLE INSURANCE COMMITMENTS" means the title commitments received by Buyer with respect to the Owned Real Estate for the Title Insurance Policies in the amounts set forth on Schedule 1.75 attached hereto and showing Buyer as the proposed insured (together with copies of all documents referenced therein as exceptions) as described on Schedule 1.75 attached hereto.

         1.76 "TITLE INSURANCE POLICIES" means ALTA 1990 owner's policies of title insurance with respect to the Owned Real Estate and all easements appurtenant thereto, which policies shall (i) be consistent with the Title Insurance Commitments for the Owned Real Estate, (ii) insure title in the Owned Real Estate in Buyer and (iii) include extended coverage over the standard printed exceptions and access, location, environmental lien, survey and comprehensive endorsements and any other endorsements deemed necessary by Buyer's counsel.

         1.77 "UNREIMBURSED AMOUNTS" shall have the meaning set forth in Section 8.3(d) hereof.

         1.78 "UNREGISTERED INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 3.11 hereof.

         1.79 "VIOLATION" shall have the meaning set forth in Section 8.5(h) hereof.

         1.79A "VOLUNTARY ACT" means an action taken to remediate a Release, threatened Release or violation, which action is not (i) mandated by a governmental authority having jurisdiction with respect thereto, or (ii) necessary to comply with applicable Environmental Law.

                                   ARTICLE 2
                           COVENANTS AND UNDERTAKINGS

         2.1 PURCHASE AND SALE OF ASSETS.

              (a) Subject to the terms and conditions hereinafter set forth, at the Closing, Sellers shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Sellers, for the consideration specified in
Section 2.2 of this Agreement, the Purchased Assets, as defined in Section 2.1(b) herein.

              (b) The assets purchased hereunder shall be all right, title and interest of any of Sellers, as of the Closing Date, in and to any asset used or held for use primarily in the conduct of the Business, including, but not limited to, the assets described in items (1)-(14) set forth below, the names and mastheads of the Newspapers and all copyrights arising from or related to the Newspapers and the Purchased Shared Assets, and in all events other than, and excluding, the Excluded Assets (the "Purchased Assets"):

                  (1) All equipment, furniture, fixtures or other personal property owned by any Seller as of the Closing and used in the Business, including, but not limited to, all office furniture, computer equipment and Software and all property described on Schedule 2.1(b)(1) hereto;

                  (2) All real property and improvements owned by any Seller as of the Closing and used in the Business, including the Owned Real Estate (as defined in Section 3.18 hereof);

                  (3) All accounts receivable of the Business as of the Closing (other than the Excluded Receivables) (collectively, the "Accounts Receivable");

                  (4) All legal, common law and statutory rights in, to and under any Intellectual Property used in the Business, including, but not limited to, those rights which are listed on Schedules 1.40(a) and 1.40(b) hereto;

                  (5) Such prepaid expenses of the Business as of the Closing as are set forth on Schedule 2.1(b)(5) hereto;

                  (6) All transferable licenses, certificates, permits, franchises and rights issued by any federal, state, local or other public authorities used primarily in the conduct of the Business and listed on Schedule 1.6 hereto;

                  (7) All rights under the contracts, purchase orders, leases, instruments, licenses, other agreements and insurance policies attributable or relating to the Business and listed on Schedule 1.6 hereto;

                  (8) All security deposits, performance bonds or other deposits as of the Closing which relate or are attributable to the Business;

                  (9) All original books and records relating to the Business, the Newspapers or the Purchased Assets, including, without limitation, payroll and account payable records, but not including the corporate records of any Seller; provided, however, that, so long as Buyer owns any specific Newspaper, for a period of up to six (6) years after the Closing Date, Buyer agrees to provide to any Seller, promptly after the reasonable request of that Seller and at that Seller's expense, copies of any original books and records relating to such Newspaper and its Business and Purchased Assets relating to Tax, corporate and accounting activities solely with respect to such Newspaper and to periods prior to the Closing Date;

                  (10) All Inventory as of the Closing relating to or held for use in connection with the Business;

                  (11) The Purchased Claims and Causes of Action;

                  (12) Any and all intangible assets of any Seller, including Software, as of the Closing which are owned in connection with the Business and the going concern value of the Purchased Assets;

                  (13) Any and all rights of the Seller Group Entities in and to any insurance claims and/or proceeds with respect to the Purchased Assets or Assumed Liabilities due to any event giving rise to an insurance claim occurring during the period from the date of execution of this Agreement up to and including the Closing Date and the right to pursue any such claims and/or proceeds under and in accordance with
         Section 10.4 hereof; and

                  (14) All other assets, properties and rights of any Seller as of the Closing which are used in connection with the Business as of the Closing Date.

Notwithstanding anything in this Section 2.1(b), the Purchased Assets shall not include the Excluded Assets.

              (c) Permitted Encumbrances. All Purchased Assets shall be delivered free and clear of any and all liens, claims, charges, encumbrances, security interests, pledges, mortgages, deeds of trust, restrictions, limitations and Liabilities of any nature whatsoever (collectively, "Liens"), other than the Permitted Encumbrances.

              (d) Limitations on Assignability.

                  (1) This Agreement and the instruments and documents executed and delivered herewith or contemplated hereby will constitute an assignment to, and assumption by, Buyer of all of the Purchased Assets and Assumed Liabilities; provided, however, that, neither this Agreement, nor any of the instruments or documents executed and delivered in connection herewith or contemplated hereby, shall constitute an assignment or assumption of any Assigned Contract, License or Permit or any claim, right or benefit arising thereunder or resulting therefrom or an attempted assignment or an attempted assumption thereof, to the extent that, without the consent or approval of a third party, such assignment or attempted assignment, or assumption or attempted assumption, would constitute a breach or other contravention thereof or in any way adversely effect the rights of Buyer thereunder. Sellers will cooperate (but shall not be required to pay money) to obtain any necessary consent or approval of the other parties to any such material Assigned Contract, License or Permit for the assignment thereof to Buyer (each, a "Third Party Consent"). If any Third Party Consent set forth on Schedule 2.16 is not obtained prior to the Closing, Sellers and Buyer will cooperate with each other to achieve a mutually agreeable arrangement under which Buyer shall obtain the benefits and assume the obligations thereunder (but only to the extent such obligations would have constituted Assumed Liabilities if such assignment occurred on the Closing Date) from and after the Closing Date in accordance with this Agreement, including subcontracting, sublicensing or subleasing to Buyer, or under which the relevant Seller would enforce for the benefit of Buyer (and Buyer shall assume such obligations to the same extent as if they constituted an Assumed Liability), any and all rights of Sellers against a third party thereto.

                  (2) With respect to the Assigned Contracts, Licenses and Permits and the related claims, rights or benefits thereunder for which Sellers have not obtained the necessary consents or approvals to assign their respective rights to Buyer, the relevant Seller hereby appoints Buyer as that Seller's agent and attorney-in-fact, effective as of the Closing Date, to act for that Seller in obtaining the benefits under such Assigned Contracts, Licenses and Permits and to cash or endorse any checks or other instruments payable to that Seller or any of its current or former Affiliates under or with respect to such Assigned Contracts, Licenses and Permits which are received by that Seller, one of its current or former Affiliates or Buyer after the Closing. Each Seller hereby agrees to promptly remit to Buyer, in the form received and, in any event, within five (5) days of its receipt thereof, any payments under or pursuant to such Assigned Contracts, Licenses and Permits which are received by that Seller or any of its current or former Affiliates after the Closing.

         2.2  PURCHASE PRICE.

              (a) Purchase Price. In consideration for the sale, assignment, transfer, conveyance and delivery to Buyer of the Purchased Assets and in reliance upon the representations and warranties made herein by Sellers and the other Seller Group Entities, Buyer, in payment for the Purchased Assets, shall
(i) pay to IMG an aggregate purchase price of $40,445,000 (as adjusted pursuant to Section 2.2(c) hereof, the "Purchase Price"), and (ii) assume the Assumed Liabilities as described in Section 2.3 hereof.

              (b) Payment of Purchase Price. At the Closing, Buyer shall:

                  (1) pay to IMG the Purchase Price by wire transfer in immediately available funds to an account designated by IMG by notice given to Buyer at least three (3) Business Days prior to the Closing, subject to the adjustment set forth in Section 2.2(c) hereof; and

                  (2) assume the Assumed Liabilities as described in Section 2.3 hereof.

              (c) Purchase Price Adjustment.

                  (1) The Purchase Price will be adjusted, on a preliminary basis, on the Closing Date by adding to the amount specified in Section 2.2(a) hereof, the positive Adjusted Working Capital, if any, or subtracting from the amount specified in Section 2.2(a) hereof, the negative Adjusted Working Capital, if any, in each case as shown on the Estimated MI Closing Balance Sheet prepared by Sellers, and reviewed and agreed upon by Buyer, in good faith and based upon the most recent financial information of the Business then available thereto prior to the Closing and assuming for such purposes only that the Estimated MI Closing Balance Sheet were the Final MI Closing Balance Sheet; provided, however, if Sellers and Buyer do not agree upon the Estimated MI Closing Balance Sheet prior to the Closing Date, the Closing shall not be delayed and the Adjusted Working Capital shall be deemed to equal $324,657 for purposes of the Closing, unless Sellers and Buyer shall otherwise agree.

                  (2) As soon as practicable after the 90th day following the Closing Date, but in any event no later than the 100th day following the Closing Date (the "Settlement Date"), the Buyer shall deliver to Sellers a balance sheet of the Business as of the Closing Date prepared in accordance with GAAP, except as set forth herein, and in the same manner and consistent with the accounting principles reflected in the June 30, 1999 Balance Sheet (as hereinafter defined) to the extent the manner of preparation thereof and accounting principles reflected therein are consistent with this Agreement, GAAP and the agreed upon exceptions thereto which are set forth herein (such definitive balance sheet determined pursuant to this Section 2.2(c) being herein called the "Final MI Closing Balance Sheet"). Within twenty (20) days after the receipt of the Final MI Closing Balance Sheet, Sellers shall deliver to Buyer written notice of its agreement or disagreement with the contents thereof and, if Sellers disagree with the Final MI Closing Balance Sheet, an explanation for its disagreement. If within thirty
         (30) days after the Buyer's receipt of any notice of disagreement, Sellers and Buyer have not finally agreed on the Final MI Closing Balance Sheet, the disagreement shall be submitted to an independent certified public accountant selected by mutual agreement of Sellers and Buyer (the "Arbitrator"). The fees of the Arbitrator relating to the resolution of such disagreement shall be shared equally by Sellers, on the one hand, and Buyer, on the other hand, and the decision of the Arbitrator shall be conclusive and final and binding upon Sellers and Buyer.

                  (3) On the Settlement Date or the date on which the parties ultimately reach resolution with respect to the Final MI Closing Balance Sheet, the parties shall recalculate the Purchase Price paid at Closing after giving effect to the Purchase Price adjustment made at the Closing pursuant to subclause (c)(1) above, to determine whether the Purchase Price paid at the Closing is equal to the Purchase Price which would have been due if the Final MI Closing Balance Sheet had been substituted for the Estimated MI Closing Balance Sheet. If the Purchase Price paid at Closing was less than the Purchase Price which would have been paid had the Final Closing Balance Sheet been substituted for the Estimated MI Closing Balance Sheet, Buyer shall pay to IMG the difference in cash, and if the Purchase Price paid at Closing was greater than the Purchase

         Price which would have been paid had the Final Closing Balance Sheet been substituted for the Estimated MI Closing Balance Sheet, IMG shall pay to Buyer the difference in cash, in each case such payment being made as promptly as practicable but in any event, within two Business Days after the ultimate resolution of such disagreement, together with interest which shall have accrued upon such payment amount at a rate of six percent (6%) per annum from the Closing Date until the date of any such payment.

         2.3  LIABILITIES OF SELLERS.

              (a) Notwithstanding anything herein to the contrary, Buyer shall assume only the Assumed Liabilities and shall not in any event assume or otherwise become liable for or with respect to any other Liability of Sellers, their respective current or former Affiliates or any other person or entity, whether arising before or after the Closing, disclosed or undisclosed, known or unknown, absolute, contingent or otherwise and whether due or to become due (including, but not limited to, any Retained Liability).

              (b) All property and ad valorem Taxes, leasehold rentals, utility charges and other customarily proratable items relating to the Purchased Assets which are payable subsequent to the Closing Date and which relate to a period of time both prior to and subsequent to the Closing Date will be prorated between Buyer, on the one hand, and Sellers, on the other, as of the close of business on the day before the Closing Date, and Sellers' prorated portion thereof will be included on the Final MI Balance Sheet as a current liability of the Business.

         2.4 CONDUCT OF THE BUSINESS PRIOR TO CLOSING DATE. Except with the consent in writing of Buyer and except as may be required to effect the transactions contemplated by this Agreement and the other transactions described in the Recitals, each of the Seller Group Entities covenants that, between the date of this Agreement and the Closing Date, it will cause each Seller to conduct the Business in the ordinary course in accordance with past practice, including, but not limited to, the manner in which each Seller collects its receivables and pays its payables, and will cause each Seller to, except as otherwise provided in this Agreement:

              (a) Use its best efforts to preserve the organization of the Business intact and preserve the goodwill of customers and others having business relations with Sellers in connection with the Business;

              (b) maintain the tangible Purchased Assets in the same working order and condition as such Purchased Assets are in as of the date hereof, ordinary wear and tear and insured casualty excepted;

              (c) keep in force at no less than their present limits all existing bonds and policies of insurance (or replacements therefor) insuring the Purchased Assets or the Business;

              (d) not enter into any contract, commitment, arrangement or transaction which has a value, either individually or in the aggregate with other such contracts, commitments, arrangements or transactions, in excess of $10,000;

              (e) promptly advise Buyer in writing of any matters arising or discovered after the date of this Agreement which, if existing or known at the date hereof, would be required to be set forth or described in this Agreement or the Schedules hereto;

              (f) not sell, lease or otherwise dispose of any assets of any Seller or the Business outside the ordinary course of business;

              (g) not acquire by merger, consolidation or purchase any business, corporation, partnership, association or other business organization;

              (h) not acquire any assets outside the ordinary course of business;

              (i) not increase the annual level of compensation of any employee of the Business or grant any bonuses, benefits, or other direct or indirect forms of compensation to any employee, director, agent or consultant of the Business, except in the ordinary course of business consistent with past practices;

              (j) not adopt or amend any Employee Plans, except as required by law provided however, that the 401(k) Benefit Plans covering employees of the Business shall, by Board resolution, be terminated prior to the Closing; and

              (k) not make any material changes in its operations, accounting methods or practices.

         2.5 CONSENTS AND APPROVALS. Each of the Seller Group Entities agrees to use its reasonable efforts to obtain the waiver, consent and approval of all persons whose waiver, consent or approval is required in order for each Seller to consummate the transactions contemplated by this Agreement and the Related Agreements or is required by any material agreement, contract, purchase order, lease, instrument, arrangement, judgment, decree, order or license to which any Seller, any other Seller Group Entity, the Business or any Newspaper is a party or bound or subject on the Closing Date (including, but not limited to, the material Assigned Contracts, Licenses and Permits), and which would prohibit or require the waiver, consent or approval of any person to such transactions or under which, without such waiver, consent or approval, such transactions would constitute an occurrence of default under the provisions thereof, result in the acceleration of any obligation thereunder, give rise to a right of any party thereto to terminate its obligations thereunder or create or give rise to a Lien on any asset of any Seller.

         2.6 ANTITRUST NOTIFICATION. Trust and Buyer acknowledge that a filing has been made by each of them prior to the date hereof with respect to the transactions contemplated by this Agreement as required pursuant to the HSR Act and agree to respond with reasonable diligence to any request for additional information made in response to such filings. Each of Trust and Buyer shall use its reasonable best efforts to obtain any clearance required, or to cause the expiration or termination of any waiting period, under the HSR Act for the transactions contemplated hereby.

         2.7  EMPLOYEES.

              (a) Each of the Seller Group Entities agrees to use reasonable efforts to assist Buyer in hiring the employees of the Business listed on
Schedule 2.7(a) (the "Designated Employees") after the Closing. Each of the Seller Group Entities covenants to refrain from offering any such employees, at any time prior to or after Closing for a period of three years after the Closing, alternative employment without the prior written consent of Buyer.

              (b) Buyer will offer at-will employment to all Designated Employees, at the salary or commission amounts being paid as of the date of this Agreement, but nothing herein shall be deemed to constitute an employment agreement or commitment for any term of employment for any such person. Effective on the Closing Date, Buyer shall assume, all obligations of the Sellers under Section 601 of ERISA or Section 4980B of the Code to all current and former employees of the Business who have a qualifying event on or prior to the Closing Date, to the extent that the Sellers would have retained such obligations had their Employees Plans not been terminated, and, except for notices required by law, each of the Seller Group Entities hereby agree to refrain from encouraging any employees of the Business either to reject any offer of employment made by Buyer or to elect COBRA coverage.

              (c) The employees of the Business shall be terminated by Sellers or an Affiliate thereof prior to the Closing Date and Sellers shall pay or retain the Liability to pay when due, any and all Special Severance Obligations and other severance Liabilities of the Sellers due to such employees, and the SARs shall be terminated and all amounts owing thereunder shall be paid prior to Closing (or Sellers shall undertake to discharge the SARs and related Liabilities when due). Except as otherwise set forth in Section 2.7(b), the Sellers shall provide, and be liable for providing, all other post-employment benefits required under or pursuant to any Seller's Employee Plans or by applicable law to all employees of the Business for the maximum period required by law, and such Liability shall constitute a Retained Liability under this Agreement.

              (d) As to any employee of the Business who is employed by Buyer after the Closing Date, each of the Seller Group Entities hereby releases such employee as of the Closing Date from any and all contractual provisions with such Seller Group Entity or any Affiliate thereof which would impair the utility of such employee's services to Buyer or which would impose upon such employee any monetary or other obligation to such Seller Group Entity and which otherwise would be triggered by the termination of such employee's employment, including, without limitation, any agreements of noncompetition or confidentiality relating to the Business.

         2.8 EXCLUSIVE AGREEMENT. During the period from the date of this Agreement until the Closing Date or its earlier termination pursuant to Article 9, none of the Seller Group Entities shall (a) entertain, solicit or encourage, directly or indirectly, in any manner, (b) furnish or cause to be furnished any information to any persons or entities (other than Buyer), in connection with, or (c) negotiate or otherwise pursue, the sale of the Business (in whole or in part) or any interest therein, either by the sale of a substantial portion of the stock or assets of the Business, or otherwise, unless specifically agreed to in writing by Buyer. Each of the Seller Group Entities hereby agrees that it will not amend or modify, or waive compliance with, the provisions of the non-solicitation covenant in the Merger Agreement which is substantially identical to this Section 2.8 without the Buyer's prior written consent and will take all actions necessary to enforce such covenant upon the request of, or for the benefit of, Buyer.

         2.9 COMPLIANCE WITH BULK SALES. The parties hereto hereby waive compliance with any applicable bulk sales laws. Nothing set forth herein shall effect the limitation on the Buyer's assumption of Liabilities set forth in
Section 2.3 hereof.

         2.10 ACCESS TO INFORMATION. Each of the Seller Group Entities hereby agrees to cause Sellers, upon reasonable prior notice by Buyer, to make available for inspection during normal business hours by Buyer, such Seller's accountants, counsel and other representatives, the Purchased Assets, employees and operations of the Newspapers, including, but not limited to, the books, records, contracts, physical properties and other pertinent information relating thereto; provided that such inspection shall be conducted in a manner so as to minimize disruption of the operations of the Newspapers.

         2.11 ACCOUNTS RECEIVABLE.

              (a) From the Closing Date through the ninety (90) day period following the Closing (the "Collection Period"), Buyer agrees to use commercially reasonable efforts to collect the Accounts Receivables (the "Collections") in accordance with Buyer's customary collection practices, provided, however, that Buyer shall not be obligated to engage a collection agency or initiate legal proceedings to collect any Accounts Receivable.

              (b) To the extent that an account debtor indicates that a particular payment received by Buyer from such account debtor is to be credited against an Excluded Receivable, Buyer shall promptly remit same to Sellers upon receipt of such payment. Buyer shall make inquiry with respect to any payment sent to Buyer by an account debtor that has outstanding Account Receivables without indication as to how to apply such payment. In the absence of any such designation, Buyer shall credit such payment to outstanding Accounts Receivables in accordance with its reasonable good faith judgment.

              (c) Within twenty (20) days after the end of each month during the Collection Period, Buyer shall deliver to IMG a statement or report showing all Collections during such month. Within twenty (20) days after the end of the Collection Period, Buyer shall deliver to IMG (i) a final statement or report showing all Collections made during the Collection Period, and (ii) all records of uncollected Accounts Receivables. Buyer shall not agree to any settlement, discount or reduction of any of the Accounts Receivables without the prior written consent of IMG. Buyer hereby agrees to assign and promptly remit to IMG any Excluded Receivables. Buyer shall remit to IMG within five (5) days after receipt thereof all Collections made or received by Buyer or any of its Affiliates in respect of any of the Excluded Receivables. Buyer's obligations to make payment to IMG in respect of the Excluded Receivables shall not be subject to any set-off whatsoever.

         2.12 ALLOCATION OF PURCHASE PRICE. Sellers and Buyer shall allocate the Purchase Price paid for the Purchased Assets in a manner agreed upon by the parties. No party shall take any position inconsistent with such manner and valuations, and the parties shall file all Tax returns and reports (including IRS Forms 8824 and 8594, if required) with respect to the transaction contemplated hereby, including, but not limited to, all federal, state and local Tax returns, on a basis consistent with the manner and valuations set forth on Schedule 2.12 attached hereto, and each party shall promptly give to the other written notice of any disallowance of or challenge to such reporting by any Taxing governmental authority.

         2.13 INSURANCE COVERAGE. Each of the Seller Group Entities shall maintain such property and casualty insurance coverage as has historically been held by Sellers in the past 12 months (including, but not limited to, the insurance policies listed on Schedule 3.15 attached hereto) with respect to the Purchased Assets and Assumed Liabilities to cover losses occurring in the period from the date of the execution of this Agreement up to and including the Closing Date.

         2.14 MERGER AGREEMENT, JOINDER AGREEMENT AND RELATED AGREEMENTS. At or prior to the Closing, (i) Trust shall execute the definitive Merger Agreement, in the form of Exhibit A hereto, and any all exhibits, schedules and attachments thereto and related documents, agreements and instruments executed in connection therewith (the "Merger Documents") and shall deliver copies of the fully-executed Merger Documents to Buyer, (ii) Trust shall execute and deliver, and cause each of the Sellers to execute and deliver, the Joinder Agreement, in the form of Exhibit B hereto, to Buyer, and (iii) Trust shall consummate, and cause each of the Sellers to consummate, the transactions contemplated by the Merger Agreement on the terms and conditions thereof. Trust and each of the other Seller Group Entities hereby covenant and agree to refrain from amending, restating, altering, waiving or otherwise modifying any of the terms or conditions of the Merger Agreement, the other Merger Documents or the Joinder Agreement in any respect without Buyer's prior written consent, which consent may be withheld in Buyer's sole discretion.

         2.15 ASSIGNMENT. At the Closing, Trust and IMGH, as the successor to Merger Sub, shall execute the Merger Agreement and Related Rights Assignment, assigning to the extent provided therein the following rights (collectively, the "Merger Agreement and Related Rights") to Buyer:

              (a) All of Trust's and IMGH's rights to indemnification under and pursuant to the Merger Agreement to the extent such rights relate to the Business, the Newspapers or the Purchased Assets;

              (b) All of Trust's rights to enforce the various covenants and agreements of the Principal Stockholders (as defined in the Merger Agreement) specified in the Merger Agreement against the Principal Stockholders under and in accordance with the Merger Agreement, and the Trust's rights to enforce the guaranty made by Brookside International Incorporated and incorporated in the Merger Agreement, in each case in accordance with the terms of the Merger Agreement; and

              (c) All of Trust's rights to enforce its rights under the separate Non-Compete Agreements.

Trust and each of the other Seller Group Entities shall use reasonable best efforts, at Buyer's expense, to assist Buyer in enforcing the rights set forth in the foregoing clauses (a) and (b) to the extent the parties granting such rights contest the validity of such assignment.

         2.16 CONSENTS AND WAIVERS. At the Closing, the Seller Group Entities shall deliver, or cause to be delivered, to Buyer a true and correct copy of each consent and waiver identified on Schedule 2.16 hereto as required for the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

         2.17 DISCHARGE OF CERTAIN RELATED LIABILITIES. At or prior to the Closing, the Sellers shall, or shall cause the Principal Stockholders to, pay, discharge or terminate all of the Retained Liabilities identified on Schedule 2.17(a) and shall cause the Principal Stockholders to execute an assumption agreement in the form of Exhibit I hereto (the "Retained Liabilities Assignment"), pursuant to which the Principal Stockholders shall assume such Retained Liabilities and the SARs and the Customary Severance Pay Liability (as defined in Schedule 3.13(c)). No later than five (5) days after the Settlement Date (as defined in the Merger Agreement), the Seller shall cause the Principal Stockholders to pay and discharge the SARs and the Customary Severance Pay Liability.

         2.18 RELEASES OF ENCUMBRANCES. At the Closing, the Sellers shall deliver evidence satisfactory to Buyer that any and all Liens on the Purchased Assets (other than the Permitted Encumbrances), including, but not limited to, the Liens listed on Schedule 2.18 hereto have been terminated or released.

         2.19 NON-COMPETE AGREEMENTS. At the Closing, each of the Seller Group Entities and those persons set forth on Schedule 2.19 hereto shall enter into and deliver to Buyer the Non-Compete Agreements in the forms of Exhibit C-1 through C-3 hereto.

         2.20 REAL ESTATE DOCUMENTS. At or prior to the Closing, the Sellers shall deliver or cause to be delivered, to Buyer each of the following, in form and substance reasonably satisfactory to the Buyer, covering the Business Real
Estate:

              2.20.1 The Title Insurance Policies, in the form of Exhibit L hereto, issued by Fidelity National Title Insurance Company (the "Title Insurance Company") and insuring title in Buyer of each parcel of Owned Real Estate and all recorded easements apurtenant thereto upon Closing, subject only to Permitted Encumbrances and the Title Insurance Company's standard exceptions and consistent with the Title Insurance Commitments, together in each case with any title insurance affidavit in the form of Exhibit L-1 signed by Sellers as reasonably or customarily required by the Title Insurance Company and copies of all documents referenced in the policy as exceptions.

              2.20.2 The Surveys, in the form of Exhibit M hereto, relating to each parcel of Owned Real Estate.

              2.20.3 All keys, key cards, combinations, access devices, manuals (if any) and instructional materials (if any) necessary to obtain full access to and use of the Business Real Estate.

              2.20.4 A special warranty deed to the Owned Real Estate, duly executed and acknowledged by that Seller which holds title to the Owned Real Estate and in proper form for recording, conveying to Buyer fee simple title to the Owned Real Estate, free and clear of all Liens and leases and any other matters affecting title, except the Permitted Encumbrances.

              2.20.5 A written certification in accordance with section 1445 of the Code certifying that that Seller which holds title to the Owned Real Estate is not a "foreign person" as defined in section 1445 of the Code and that Seller is therefore exempt from the withholding requirements of said section.

              2.20.6 Such other documents as may be reasonably necessary to consummate Buyer's acquisition of the Owned Real Estate effected through a "New York style" escrow closing, as set forth on Schedule 2.20.6.

              2.20.7 With respect to each parcel of Leased Real Estate set forth in Schedule 2.20.7, a written landlord estoppel and consent, in a customary form, executed by the landlord of said parcel of Leased Real Estate pursuant to which such landlord shall, among other things, consent to the change of control under the Merger Agreement and to the assignment of the applicable lease to Buyer hereunder.

         2.21 ANNUAL INCENTIVE BONUS At or prior to Closing, the Company shall have paid, or properly accrued, in accordance with GAAP, pro rata accruals with respect to bonuses or commissions payable to employees of the Business hired or employed by Buyer at or as of the Closing otherwise payable thereto under Employee Plans for the fiscal year ending June 30, 2000 (based upon the amounts so paid for the fiscal year ended June 30, 1999).

                                   ARTICLE 3
           REPRESENTATIONS AND WARRANTIES OF THE SELLER GROUP ENTITIES

         Notwithstanding anything to the contrary contained in this Agreement or in any Related Agreement, to determine (i) if a breach has occurred with respect to any of the representations and warranties in this Article 3 qualified by the term "Material Adverse Effect", (ii) the Losses arising from any such breach and
(iii) the calculation of the Basket Amount pursuant to Section 8.5(b), such representation or warranty shall be read, for purposes of Article VIII hereof, as if it were not qualified by the term "Material Adverse Effect." The representations and warranties in this Article III qualified by the term "Material Adverse Effect" shall be read to include the term "Material Adverse Effect" for all other purposes under this Agreement. Notwithstanding the foregoing, the representations and warranties in this Article III qualified by the terms "material" and "materially" shall be read to include the terms "material" and "materially" for all purposes, including, without limitation, to determine (x) the occurrence of a breach under Article VIII, with respect to any of the representations and warranties in this Article III qualified by the terms "material" or "materially", (y) the Losses arising from any such breach, and (z) the calculation of the Basket Amount pursuant to Section 8.5(b).

         Each of the Seller Group Entities jointly and severally represents and warrants to Buyer as follows:

         3.1 ORGANIZATION AND STANDING. Each of IMGH, IMH and IMGM is a corporation duly organized and validly existing under the laws of the State of Delaware and has full corporate power and corporate authority to enter into this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder. Trust is a statutory trust duly organized and validly existing under the laws of the State of Connecticut and has the full power and authority to enter into this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder. IMG is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has full corporate power and corporate authority to enter into this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder, to carry on the Business in the places in which it is now being conducted and to own and lease the Purchased Assets. Each of Sellers now, and will be at Closing, duly qualified and/or licensed to transact business and in good standing as a foreign corporation in all jurisdictions in which it is required to qualify under applicable law, and all such jurisdictions are listed in Schedule 3.1 hereto except where the failure of such would not have a Material Adverse Effect. The character of the Purchased Assets owned or leased by Sellers and the nature of the Business do not require such qualification and/or licensing in any other jurisdiction, except where the failure of such would not have a Material Adverse Effect. Accurate and complete copies of Sellers' certificates of incorporation and by-laws as in effect on the date hereof have heretofore been delivered to Buyer. The books and records of each Seller as made available to Buyer and its representatives, are true, accurate and complete in all material respects.

         3.2 AUTHORITY AND STATUS. Each of the Seller Group Entities has the requisite corporate or trust power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby without the necessity of any act or consent of any other person whomsoever. The execution, delivery and performance by each of the Seller Group Entities of this Agreement and each and every agreement, document and instrument provided for herein to which it is a party (including, but not limited to, the Related Agreements) have been duly authorized and approved by all requisite corporate or trust actions, as the case may be. This Agreement and each and every agreement, document and instrument to be executed, delivered and performed by any Seller Group Entity in connection herewith (including, but not limited to, the Related Agreements) constitute or will, when executed and delivered, constitute the valid and legally binding obligations of such Seller Group Entity, enforceable against it in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws and (ii) other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity.

         3.3  FINANCIAL STATEMENTS.

              (a) Attached hereto as Schedule 3.3(a) are true, accurate and complete copies of (i) IMGH's audited, consolidated balance sheet as of June 30, 1999 (the "June 30, 1999

Balance Sheet") and the related statements of income and expenses, cash flow and shareholders' equity for the twelve-month period then ended, (ii) IMG's unaudited, consolidated balance sheet as of June 30, 1999 and related statement of income and expenses for the twelve-month period then ended, with respect to the Newspapers on a combined basis, (iii) IMGH's consolidated balance sheet as of April 30, 2000 and the related statements of income and expenses for the 10-month period then ended, stating such information with respect to the Newspapers on a combined basis and (iv) IMG's consolidated balance sheet as of April 30, 2000 and the related statements of income and expenses for the 10-month period then ended, stating such information with respect to the Newspapers on a combined basis (all such financial statements hereinafter collectively referred to as the "Financial Statements"). Except as indicated in
Schedule 3.3(a) hereto, the Financial Statements have been prepared on a consistent basis, in accordance with GAAP, and fairly present in all material respects, the consolidated financial condition, results of operations, changes in shareholders' equity and cash flow of IMGH or the Business, as the case may be, on and as of the dates thereof (subject, in the case of interim statements, to year-end audit adjustments that would not be material in amount or effect and to the absence of footnotes).

              (b) No Seller has any material Liability (whether accrued, absolute, contingent, unliquidated or otherwise), including, without limitation, any Liability which might result from an audit of its Tax returns by any appropriate authority relating to the Business which would be required to be disclosed on a balance sheet of the Sellers on a consolidated basis, in accordance with GAAP, except for the Liabilities of Sellers which are disclosed or reserved against in the Financial Statements, arising in the ordinary course of business, consistent with past practice, since the date of the Financial Statements or as set forth on Schedule 3.3(b) hereto. To the Seller's Knowledge, no Seller has any material Liability (whether accrued, absolute, contingent, unliquidated or otherwise), including, without limitation, any Liability which might result from an audit of its Tax returns by any appropriate authority relating to the Business which is not or may not be required to be disclosed on a balance sheet of the Sellers on a consolidated basis, in accordance with GAAP, except for the Liabilities of Sellers which are disclosed or reserved against in the Financial Statements, arising in the ordinary course of business, consistent with past practice, since the date of the Financial Statements or as set forth on Schedule 3.3(b) hereto.

              (c) Except as indicated in Schedule 3.3(c) hereto, no Seller is in default in any material respect with respect to any material liabilities, obligations (including lease obligations) or payables which are related to the Purchased Assets or the Business. All such Liabilities or obligations shown or reflected in the Financial Statements have been, or are being, paid or discharged as they become due, and all such Liabilities and obligations were incurred in the ordinary course of business.

         3.4 OPERATION OF THE BUSINESS. Except as set forth in Schedule 3.4: since June 30, 1999, the Sellers have operated the Business in the ordinary course of business, consistent with past practice, and there has been no (a) material adverse change in the Business or the results of operations, material assets or condition (financial or otherwise) of the Business or the Newspapers taken as a whole or (b) event or condition which, directly or indirectly, individually or collectively, is reasonably expected to have such an effect. Without limiting the generality of the foregoing, since June 30, 1999, except as expressly contemplated by this

Agreement, no Seller has: (i) increased the compensation of any of its directors, officers, employees or Affiliates other than in the ordinary course of business, consistent with past practice; (ii) incurred any Indebtedness for borrowed money or with respect to capitalized leases not paid or discharged in full at or prior to the Closing; (iii) entered into or performed any material contract, agreement, deed, mortgage, lease, license, other instrument, commitment, undertaking, arrangement or understanding, or other transaction, not in the ordinary course of business and consistent with past practice; (iv) made any loan or advance of funds or assets of any kind to, or forgiven any loan or advance to, any person, entity or business organization, other than in the ordinary course of business consistent with past practice; (v) made any distribution of fixed assets to any person, entity or business organization;
(vi) made or authorized any individual capital expenditure in excess of $10,000 or made or authorized capital expenditures of more than $50,000 in the aggregate; (vii) sold, transferred or otherwise disposed of assets or properties, real, personal, tangible or intangible, or mixed having a value in excess of $10,000 in the aggregate, other than newspapers sold, or inventory used or consumed, in the ordinary course of business, consistent with past practice; (viii) made any material change in or revoked any Tax election or any agreement or settlement which it made with any Taxing authority; (ix) paid, discharged or satisfied any material Liability, other than the payment, discharge, or satisfaction of Liabilities in the ordinary course of business,
(x) made any material change in any method of accounting or keeping of books of account or accounting practices or principles; (xi) paid any amounts to obtain the consents or approvals required by this Agreement or the transaction contemplated hereby; (xii) paid any Taxes except in the ordinary course of business, consistent with past practice; or (xiii) entered into any agreement, whether oral or written, to do any of the foregoing.

         3.5  TAXES.  Except as set forth in Schedule 3.5,

              (a) Each Seller and each other Seller Group Entity (i) have timely filed all federal, state and local Tax returns ("Tax Returns") which are required to be filed and (ii) have paid all material Taxes, interest and penalties, assessments and deficiencies which have become due with respect to periods ending prior to the date hereof and prior to the Closing Date. To the Sellers' Knowledge, all such Tax Returns were true, accurate and complete in all material respects. Each Seller and each other Seller Group Entity are current in the payment of all material income, franchise, real estate, sales, use and withholding Taxes and other Taxes or imposts;

              (b) Each Seller and each other Seller Group Entity have made or, at or prior to the Closing will have made, adequate provision (in accordance with GAAP) for any Taxes attributable to any Tax period (or portion thereof) of that Seller or other Seller Group Entity ending prior to the date hereof or the Closing Date, as the case may be, that are not yet due or payable;

              (c) No material claim or deficiency for any Taxes has been asserted or assessed against any Seller or any other Seller Group Entity which has not been resolved and paid in full. There is no outstanding waiver of any statute of limitations with respect to any period for the assessment or collection of any federal or other Tax. No Tax audit or similar governmental proceeding is currently in progress, pending, or threatened in writing, except for such audits that would not reasonably be likely to have a Material Adverse Effect. No claim has ever been made by an authority in a jurisdiction where any Seller or any other Seller Group Entity does not file a Tax Return that it is, or may be, subject to taxation by that jurisdiction. There are no Liens on any of the Sellers' assets that arose in connection with a failure (or alleged failure) to pay Taxes;

              (d) Each Seller and each other Seller Group Entity have withheld and paid in a timely manner all material Taxes required to have been withheld and paid by them; and

              (e) For purposes of this Agreement, "Tax" or "Taxes" shall mean any income, corporation, gross receipts, profits, gains, capital stock, duty, franchise, withholding, social security (including any social security charge or premium), unemployment, disability, property, wealth, welfare, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax (including any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any governmental entity (whether national, local, municipal or otherwise) or political subdivision thereof, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing, and including any transferee or secondary liability in respect of any tax (whether by applicable tax law, contractual agreement or otherwise) and any Liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

         3.6  STATUS OF ASSETS AND LEASES.  Except as set forth in Schedule 3.6,

              (a) Schedules 1.6 and 2.1(b)(1) hereto set forth lists of all material personal property owned or leased by any Seller or any of its respective Affiliates and used in the Business as of the date of this Agreement. All such owned material personal property and the leasehold rights to all such leased material personal property will be owned or held by one of the Sellers as of the Closing Date and will constitute Purchased Assets under this Agreement. Schedules 3.18(a) and 3.18(b) set forth lists of all real property owned or leased by any Seller or any of its respective Affiliates and used in the Business (including, but not limited to, the Business Real Estate). All such owned real property and the leasehold rights to all such leased real property will be owned or held by one of the Sellers as of the Closing Date and will constitute Purchased Assets under this Agreement. Since June 30, 1999, none of the material tangible assets of any Seller or any of its respective Affiliates that are or were used in connection with the Business has undergone any material adverse change in its condition or suffered any material damage, destruction or loss (whether or not covered by insurance), except for assets consumed or disposed of in the ordinary course of business, consistent with past practice.

              (b) One of Sellers has good title to (or a valid leasehold interest in) all of the assets reflected in the Financial Statements as owned by it or acquired by any Seller since June 30, 1999, (other than assets disposed of or consumed in the ordinary course of business or as permitted by this Agreement) in each case free and clear of any and all Liens, except for the Permitted Encumbrances, the obligations of any lease with respect to any leased assets, or as disclosed or reserved against it in the Financial Statements or on
Schedule 3.3(a) hereto. Except as provided therein, each of the leases described in Schedules 1.6 and 3.18(b) is in full force and effect and there is not under any of such leases existing any default of the Seller which is a party thereto or to Sellers' knowledge, of any other parties thereto (or event or condition which, with notice or lapse of time, or both, would constitute a default). Except as specifically indicated on Schedule 1.6 with respect to each Newspaper, all of the personal property leases set forth on Schedule 1.6 are currently, and have been historically, classified as line item operating leases, and not capitalized leases, on the operating financials of such Newspaper, and are not currently, nor have they been historically, allocated to IMGH's or IMG's consolidated financials. The Purchased Assets include all of the assets necessary for the operation of the Business as conducted by Sellers and their respective Affiliates in the past twelve (12) months (other than the Excluded Assets, Shared Assets and assets consumed in the conduct of the business in the ordinary course) and the tangible Purchased Assets are in satisfactory operating condition, subject only to ordinary wear and tear, and are fit for the purposes for which they are ordinarily used. Other than the Excluded Assets and the Excluded Shared Assets and other than the Purchased Assets leased by or licensed to Sellers under or pursuant to the Assigned Contracts, Licenses and Permits, no Seller uses in the Business any assets, furniture, fixtures, equipment or other property, tangible or intangible, which it does not own.

              (c) Except as indicated on Schedule 3.6, no claim has been asserted by any person or entity to prevent or in any way limit the use by Sellers of any of the Purchased Assets or challenging the validity or effectiveness of one of the Seller's ownership thereof and Sellers are not aware of any such claims. No Seller has registered the mastheads, trade names, trademarks, service marks or other marks and names that any of the Sellers use. Except as indicated on Schedule 3.6 hereto, none of Sellers' rights in the Purchased Assets arise pursuant to contract rights (i) that by their terms are not assignable without the consent of the other contracting party or parties,
(ii) that may be terminated by the other party thereto as a result of the consummation of the transactions contemplated by this Agreement and the Related Agreements or (iii) in respect of which the consummation of the transactions contemplated by this Agreement and the Related Agreements would create a default. Without limiting the generality of the foregoing, except as indicated on Schedule 3.6 hereto, no Seller uses any furniture, fixtures or equipment which it does not own.

              (d) The accounts receivable of Sellers related primarily to the Business have arisen in bona fide transactions in the ordinary course of business.

              (e) Set forth on Schedule 3.6 is a list of all assets of Sellers which are used in connection with the Business but which are not used exclusively in connection therewith.

         3.7 NO VIOLATION. Except as listed in Schedule 3.7 attached hereto and except for the expiration or termination of the waiting period under the HSR Act, (a) the execution, delivery and performance of this Agreement and the Related Agreements by each Seller Group Entity does not, and the consummation of the transactions contemplated hereby and thereby will not: (i) conflict with or violate any provision of such Seller Group Entity's charter or other organization documents (including, if applicable, its trust agreement, certificate of incorporation or by-laws); or (ii) violate in any material respect or constitute an occurrence of a material default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations or receive any payment under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, purchase order, contract, agreement, license, instrument, or any order, law, rule, regulation, judgment or decree to which any Seller Group Entity is a party or is bound or by which the Purchased Assets or the Business are affected and (b) no consent, approval or authorization of, or declaration, filing or registration with, or notice to, any governmental or regulatory authority is required to be obtained or made by any Seller Group Entity in connection with the execution, delivery and performance of this Agreement and the Related Agreements or the consummation of the transactions contemplated hereby and thereby.

         3.8 LITIGATION. Except as otherwise set forth on Schedule 3.8 hereto, there is no suit, action, proceeding, arbitration, judgment or investigation, (environmental or otherwise) pending or, to the Knowledge of any Seller, threatened, or, to the Knowledge of any Seller, any material claim pending or threatened against Sellers or affecting the Purchased Assets or the Business, and there is not outstanding any order, writ, injunction, award or decree of any court or arbitrator or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality to which any Seller Group Entity, or any of its Affiliates is subject, which is reasonably expected to materially adversely affect the ability of any Seller Group Entity to consummate the transactions contemplated by this Agreement.

         3.9 LICENSES AND PERMITS; COMPLIANCE WITH LAW. Except as indicated in
Schedule 3.9, Sellers hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of the Business and the use of the Purchased Assets. Sellers are conducting and have conducted the Business so as to comply in all material respects with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority, and to Sellers' Knowledge, none of the Sellers nor the Business is under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule or regulation, or presently the subject of any pending or, to Sellers' Knowledge, threatened proceeding by any regulatory authority having jurisdiction over the Purchased Assets or the Business. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will result in the termination of any material license, certificate, permit, franchise or right held by Sellers which is to be assigned to Buyer hereunder.

         3.10 CONTRACTS, ETC. Schedule 3.10 hereto sets forth a list of all contracts, agreements, licenses, leases, permits and other instruments relating primarily to the Purchased Assets or the Business to which any Seller or a Newspaper is a party and which has a value in excess of $10,000. Except as set forth in Schedule 3.10 hereto, and except for subscription, purchase and advertising orders in the ordinary course of business, none of the Sellers nor any Newspaper is a party or subject to, whether oral or written, any of the following:

              (a) Any contracts, purchase orders, commitments or agreements, the consummation or performance of which would have a Material Adverse Effect;

              (b) Any contract or commitment related to the Business which was entered into outside the ordinary course of business or is otherwise outside of the normal, ordinary and usual requirements of the Business or at a price or prices materially in excess of those otherwise available at the time such contract or commitment was entered into as of the date of this Agreement;

              (c) Any contract or commitment providing for payments based in any manner upon the sales, purchases, receipts, income or profits of the Business;

              (d) Any franchise or licensing agreement with respect to the Business;

              (e) Any contract or agreement solely with respect to the Business with a creditor not made in the ordinary course of business;

              (f) Any employment contract regarding employees performing services in connection with the Business which is not terminable within thirty
(30) days without payment of any amount for any reason whatsoever or any continuing payment of any type or nature, including, without limitation, any bonuses and vested commissions, phantom equity agreements or SARs, except customary severance in accordance with the Sellers' policies;

              (g) Any contract, agreement, understanding or arrangement restricting any Seller from carrying on the Business anywhere in the world;

              (h) Any instrument or arrangement evidencing or related to Indebtedness which affects the Purchased Assets or the Business;

              (i) Any order or approval of any federal, state or local regulatory agency required to conduct the Business not disclosed on Schedule 1.6; or

              (j) Any Employee Plan or collective bargaining agreement; or

              (k) Any contract or agreement, not of the type covered by any of the other items of this Section 3.10, which is not in the ordinary course of business or which is otherwise material to the Business.

         Except as set forth in Schedule 3.10, all of the contracts, agreements, licenses, leases, permits and other instruments to be assigned to Buyer as part of the Purchased Assets and required to be listed pursuant to this Section 3.10 (including, but not limited to, the Assigned Contracts, Licenses and Permits) are in full force and effect and none of the Sellers, nor to Sellers' Knowledge, any other party to any such contract, agreement, license, lease permit or instrument has breached in any material respect any provision of, or is in default in any material respect under, the terms thereof.

         3.11 PATENTS, TRADEMARKS, TRADE NAMES, SOFTWARE, ETC. Schedule 1.40(a) and 1.40(b) hereto set forth a list of all registered Intellectual Property and all unregistered mastheads, tradenames, trademarks, service marks and other marks and names (collectively, the "Unregistered Intellectual Property"), used primarily in the Business, together with a complete list of all licenses granted by or to any Seller with respect to any of the above. Except as indicated in
Schedule 1.40(a) and 1.40(b) hereto, one of the Sellers has the sole and exclusive right to use the registered Intellectual Property and the Unregistered Intellectual Property disclosed therein, and all patents and registrations of registered Intellectual Property are in full force and effect, and except as indicated in Schedule 3.11 hereto, none of the Sellers is infringing on any third party's Intellectual Property in any material respect, and to Sellers' Knowledge, no third party is infringing on any Seller's Intellectual Property and, there exist no claims pending or, to Sellers' Knowledge, threatened, alleging such infringement. Except as indicated in Schedule 3.11 hereto, no restrictions, direct or indirect, exist on any Seller's right to transfer its Intellectual Property (including, but not limited to, any Software or other licenses included therein), and to Sellers' Knowledge, the Software operates in accordance with the user manual therefor without material operating defects.

         3.12 COLLECTIVE BARGAINING AGREEMENTS AND LABOR MATTERS. Except as indicated in Schedule 3.12 hereto, there are no collective bargaining agreements or any other agreements with any labor organization to which any Seller Group Entity is a party and which relate to the Business, and, within the past two years, no Seller Group Entity has been the subject of any union activity or labor dispute, nor has there been any strike, lockout, work stoppages or slowdowns of any kind called, or threatened to be called, against it and no Seller Group Entity has violated any applicable federal, state or local law or regulation relating to unfair labor practices or any other material federal, state or local laws, rules or requirements relating to the protection of health or safety with regard to the Business.

         3.13 EMPLOYEES AND CONSULTANTS; EMPLOYEE PLANS.

              (a) Schedule 3.13(a) hereto sets forth a list of all current employees and consultants of Sellers employed in the Business (other than delivery carriers), a summary of the salary and bonus paid within the last year or payable to each employee or consultant and the date and amount of each such employee's or consultant's last pay increase and a list of all employees and consultants of Sellers employed in the Business who have been terminated within the past six (6) months.

              (b) Except as set forth on Schedule 3.13(b), no Seller is or has been in violation in any material respect of any applicable federal, state or local law or regulation relating to employees or employment practices with regard to the Business and during the three (3) years prior to the date of this Agreement, no Seller was the subject of any material claim, dispute, suit or grievance by any current or former officers, directors, employees or consultants who are or were employed or otherwise compensated by that Seller in connection with the Business determined adversely to that Seller; and no Seller has any Knowledge of any facts which could reasonably result in such claim, dispute, suit or grievance.

              (c) Schedule 3.13(c) hereto sets forth a list of all Employee Plans maintained, funded or contributed to by any Seller during the three (3) years prior to this Agreement or for which any Seller may have any Liability. Sellers have furnished Buyer with true and complete copies of all Employee Plans that have been reduced to writing, and written summaries of the material terms of all unwritten Employee Plans. Sellers have complied in all material respects with all of its obligations under COBRA, and do not have any material Liability, with respect to the failure of any other employer to comply with the requirements of COBRA. Schedule 3.13(c) hereto sets forth a true and complete list of all former employees of the Business who are currently receiving or are eligible to receive COBRA coverage. Each of the Employee Plans maintained by any Seller which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified. Except as set forth in Section 2.7, Sellers acknowledge that Buyer shall not, pursuant to this Agreement or otherwise, assume any Employee Plan or any Liability under any Employee Plan of any Seller or its respective Affiliates.

              (d) No Employee Plan (i) is subject to Title IV of ERISA; (ii) except as indicated on Schedule 3.13 hereto, provides post employment or retirement "welfare type" benefits to current or former employees or retirees, other than COBRA; or (iii) is in material violation of any laws.

         3.14 ENVIRONMENTAL MATTERS. Without limiting the representations and warranties of the Seller Group Entities in Section 3.9 hereof., except as set forth on Schedule 3.14 attached hereto:

              (a) Except as set forth on Schedule 3.14, Sellers and the Business are in compliance in all material respects with all applicable Environmental Laws in connection with the ownership, operation and condition of the Purchased Assets and the Business and no Seller has any material Liability under any federal, state or local Environmental Laws, including any Liability, responsibility, or obligation for fines or penalties, or for investigation, expense, removal, or remedial action to effect compliance with or discharge any duty, obligation, or claim under any such laws.

              (b) Except as set forth on Schedule 3.14, there is no past or ongoing actual or threatened Release of Contaminants into the environment on, from, within or relating to any Business Real Estate, the Purchased Assets or the Business in material violation of Environmental Laws or which has caused or contributed to, is causing or contributing to or is likely to cause or contribute to any condition or damage which could result in a material Liability pursuant to any Environmental Law.

              (c) Except as set forth on Schedule 3.14, to Sellers' Knowledge, there are no PCBs which are located on, contained in or otherwise a part of the Purchased Assets or the Business Real Estate.

              (d) Except as set forth on Schedule 3.14, no Seller has any Knowledge of any information indicating that any person or property may have suffered any injury or damages as the result of the operation of the Business Real Estate or the Purchased Assets or the Business or as the result of any Release of Contaminants from the Business Real Estate or the Purchased Assets, nor have Sellers received any written notice of any such injury or damage or claims arising therefrom.

              (e) Except as set forth on Schedule 3.14, there are no locations where Contaminants from the operation of the Business Real Estate or the Purchased Assets or the Business have been stored, treated, or recycled or disposed of, other than in accordance with applicable law and other than as would not give rise to a material Liability.

              (f) Except as set forth on Schedule 3.14, there are no Contaminants located on, contained in, or otherwise part of the Business Real Estate or the Purchased Assets, other than in accordance with applicable law and other than as would not give rise to a material Liability.

              (g) There are no underground storage tanks situated at or beneath the Business Real Estate, including, in particular, the property located at 209 John Street, Sturgis, Michigan, and there has never been any Release of Contaminants from, or in connection with the presence or removal of, any underground storage tanks formerly located at the Business Real Estate located at 209 John Street, Sturgis, Michigan.

              (h) There are no past or ongoing Releases of Contaminants at the property located at 57 South Monroe Street, Coldwater, Michigan relating to or arising from the property's prior use as a lumberyard and/or automobile painting, sales and/or service facility.

              (i) Except as set forth on Schedule 3.14, no Seller is subject to any pending or, to Sellers' Knowledge, threatened, nor has any Seller received any oral or written notice of any pending or threatened, private, administrative or judicial action, order, or investigation relating to any violation by any Seller of Environmental Laws or the presence or alleged presence of Contaminants in, under or upon any real or immovable property now or previously owned or used by any Seller or any offsite disposal location to which, to Sellers' Knowledge, Seller transported or arranged for transport of wastes and there are no pending or, to Sellers' Knowledge, threatened actions, investigations or orders or proceedings and, to Sellers' Knowledge, no Seller has received any oral or written notice of potential actions or proceedings from any governmental authority or any other entity against any of the Sellers regarding any matter relating to a potential violation of Environmental Laws.

              (j) Except as set forth on Schedule 3.14, there are no environmental studies with respect to the operations or assets of any Seller of which any Seller has possession or control which have not been made available to Buyer.

         3.15 INSURANCE.

              (a) Set forth in Schedule 3.15 is a list of all insurance policies which Sellers maintain as of the date of this Agreement with respect to the Business and its operations, properties and employees. Sellers have paid all premiums due under such policies and such policies are in full force and effect. True and complete copies of such insurance policies have been provided to Buyer. No Seller has received any notice of cancellation, non-renewal or significant premium increase under any such insurance policy within the past three (3) years inconsistent with industry trends.

              (b) Except as set forth on Schedule 3.15 hereto, during the three
(3) years prior to the date of this Agreement, none of the Sellers has been subject to, nor has any insurer defended or settled on behalf of any Seller, any of the following:

                  (1) Any material workers compensation claim;

                  (2) Any claim under any insurance policy held by any Seller where the aggregate amount paid with respect to such claim exceeded $10,000.

         3.16 ADVERTISERS; SUBSCRIBERS; CIRCULATION, BUSINESS RELATIONS.

              (a) Except as set forth in Schedule 3.16(a), Sellers have no Knowledge that any person or entity referred to in the next sentence that currently purchases advertising space on a regular basis from any of the Newspapers intends to reduce such purchases in any material respect. Sellers have furnished to Buyer (i) the total paid circulation and the total unpaid circulation for each of the Newspapers as of June 30, 1999 and as of December 31, 1999, (ii) a list of the suppliers and advertisers of the Newspapers representing five percent (5%) or more of the Sellers' accounts payable or advertising revenue for the twelve (12) months ended December 31, 1999, (iii) a list of all advertisements published in the Newspapers during the period from July 1, 1998 through June 30, 1999 and during the period from July 1, 1999 through March 31, 2000, in exchange for goods or services, as opposed to cash payment in excess of $5,000 in any single instance, (iv) an accounts receivable aging as of March 31, 2000, of Sellers, and (v) a description of any non-ordinary course circulation drives, including, but not limited to, any material discounting or other promotional programs, occurring in the period from July 1, 1998 through June 30, 1999 and during the period from July 1, 1999 through March 31, 2000. All of the information specified in the preceding sentence as furnished to Buyer is true, correct and complete in all material respects. To Sellers' Knowledge, each Seller has met and fulfilled all qualification standards and done all acts under any state or local law, rule, regulation or ordinance with respect to requirements to publish legal notices insofar as those requirements relate to the type of legal notices heretofore published in the Newspapers. Each Seller has delivered to Buyer an accurate and complete copy of the current published rates for advertising in each of the Newspapers.

              (b) Schedule 3.16(b) sets forth all suppliers of the Business representing five percent (5%) or more of the accounts payable of the Business for the twelve (12) months ended December 31, 1999. Except as set forth in
Schedule 3.16(b), no such supplier of the Business has notified any Seller that it will cease or has threatened to cease to do business after the consummation of the transactions set forth herein or in the Related Agreements.

              (c) Except as indicated on Schedule 3.16(c) hereto, none of the Sellers are required to provide any bonding or other security in connection with any transactions with the customers and suppliers of the Business.

         3.17 INVENTORY. To Sellers' Knowledge, except as set forth on Schedule 3.17, all of Sellers' Inventory, in all material respects, (i) consists of items of quality and quantity useable in the ordinary course of business, (ii) is not excessive in kind to a material degree or in a material amount in light of the Business and (iii) is carried at amounts, net of any reserves, that reflect its historical cost on a first in, first out basis.

         3.18 BUSINESS REAL ESTATE.

              (a) Schedule 3.18(a) lists all real property and improvements owned by any Seller and used in the Business (the "Owned Real Estate"). One of the Sellers has record fee simple title to the Owned Real Estate, free and clear of any and all Liens, other than Permitted Encumbrances.

              (b) Schedule 3.18(b) lists all other real property used by any Seller primarily in connection with the Business, all of which is leased by such Seller from third parties, and indicates, with respect to each such parcel of real property, the owner thereof (the "Leased Real Estate"; the Owned Real Estate and the Leased Real Estate are collectively referred to herein as the "Business Real Estate"). Accurate and complete copies of all written existing lease agreements, and accurate summaries of all existing oral lease agreements, with respect to the Leased Real Estate have heretofore been delivered to the Buyer. None of the Sellers has exercised any option to purchase any parcel of Leased Real Estate.

              (c) Except as set forth in Schedule 3.18(c), the Business Real Estate is in compliance in all material respects with the terms of the instruments that constitute the Permitted Encumbrances. Except as set forth in
Schedule 3.18(c), all buildings and structures located on the Owned Real Estate are located completely within the boundary lines of the Owned Real Estate, and no buildings, structure or other improvements and appurtenances thereto owned by others encroach in any material respect onto or under the Owned Real Estate. Except as set forth in Schedule 3.18(c) hereto, all Business Real Estate is in compliance in all material respects with all applicable statutes, ordinances, rules and regulations, federal, state and local (including, but not limited to, applicable zoning and other land use restrictions).

         3.19 CORPORATE NAMES. None of the Sellers has used during the last five
(5) years and is not currently using any corporate, fictitious or assumed name, other than the names listed on Schedule 3.19 hereto. Except as set forth in
Schedule 3.11 hereto, the Sellers are entitled to use the mastheads, trade names and trademarks of the Business and the Newspapers in the State of Michigan without any Liability to any other person, entity or business organization.

         3.20 SUBSIDIARIES OF SELLERS. IMGM is the sole stockholder of IMH which is the sole stockholder of IMG which is the sole stockholder of IMGM. Except as indicated in Schedule 3.20, none of the Sellers own of record or beneficially, directly or indirectly, (a) any shares of outstanding capital stock or securities convertible into capital stock of any corporation or (b) any participating interest in any partnership, joint venture, limited liability company or other noncorporate business enterprise, and none of the Sellers have an agreement or commitment to purchase or otherwise acquire any such shares or interest.

         3.21 MERGER AGREEMENT. On or prior to the Closing Date, IMG will have entered into and delivered to Buyer true, accurate and complete copies of the executed Merger Documents and the Merger Documents and the Trust's rights thereunder, including, the Merger Agreement Rights (as defined in Section 2.15 hereof) will be validly assignable to Buyer without the consent or approval of any third party.

         3.22 FULL DISCLOSURE. None of the representations and warranties made by Sellers in this Agreement, and in the Related Agreements, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. To Sellers' Knowledge, there is no material fact relating to the Business, the

Purchased Assets, or the Newspapers which could reasonably be expected to have a Material Adverse Effect which has not been disclosed in writing to Buyer.

         3.23 CERTAIN UNDERSTANDINGS. Notwithstanding anything to the contrary contained in the Agreement:

              (a) Certain matters and items disclosed in any Schedule may not be required to be disclosed therein, but may be disclosed therein for informational purposes only, and no such disclosure shall constitute an indication or admission of the materiality thereof or create a standard of disclosure.

              (b) The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in any of the Schedules or Exhibits is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material and the fact of the setting of such amounts or the fact of the inclusion of any such item in any of the Schedules or Exhibits is or is not material for purposes of this Agreement.

              (c) Notwithstanding any cross-referencing which may be undertaken in the Schedules, any matter disclosed in any one or more of the Schedules, if reasonably related to any other Schedule and described in such reasonable detail so as to allow a reasonable person to make the applicable connection, shall be deemed disclosed for purposes of any such other Schedule.

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to each Seller Group Entity as follows:

         4.1 ORGANIZATION AND STANDING. Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware and has the full power and authority to enter into this Agreement and perform its obligations hereunder.

         4.2 CORPORATE POWER AND AUTHORITY. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and the Related Agreements to which Buyer is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby without the necessity of any act or consent of any other person whomsoever. The execution, delivery and performance by Buyer of this Agreement and every agreement, document and instrument provided for herein to which it is party (including, but not limited to, the Related Agreements) have been duly authorized and approved by its Board of Directors. This Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed by Buyer in connection herewith (including, but not limited to, the Related Agreements), constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Buyer, enforceable against it in accordance with their respective terms subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws and, (ii) other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity.

         4.3 LITIGATION. There is no action, suit proceeding, arbitration or investigation pending, or to the Knowledge of Buyer threatened, against Buyer or any of its Affiliates, and there is not outstanding any order, writ, injunction, award or decree of any court or arbitrator or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality to which Buyer or any of its Affiliates is subject, which could reasonably be expected to materially adversely affect the ability of Buyer to consummate the transaction contemplated by this Agreement.

         4.4 FINANCING. On the Closing Date, Buyer will have all funds necessary to consummate the transactions contemplated by this Agreement.

         4.5 NO VIOLATION. Except for the expiration or termination of the waiting period under the HSR Act: (a) the execution, delivery and performance of this Agreement by Buyer and the consummation by it of the transactions contemplated by this Agreement will not (i) conflict with or violate any provision of any of the governing documents of Buyer, (ii) with or without the giving of notice or the passage of time, or both, result in a breach of, or violate, or be in conflict with, or constitute a material default under , or permit the termination of, or cause or permit acceleration under, any material agreement, instrument, debt or obligation to which Buyer is a party or to or by which it is subject or bound, or (iii) violate any material law, rule or regulation or any order judgement, decree or award of any court, governmental authority or arbitrator to or by which Buyer is subject or bound, except as would not reasonably be expected individually or in the aggregate to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement; and (b) no consent, approval or authorization of, or declaration, filing or registration with, or notice to, any governmental or regulatory authority or any other third party is required to be obtained or made by the Buyer in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 5
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Buyer but without prejudice to any other right or remedy which it may have hereunder as a result of any misrepresentation by, or breach of any covenant or warranty of, the Seller Group Entities contained in this Agreement, or any certificate or instrument furnished by it hereunder.

         5.1 REPRESENTATIONS TRUE AT SIGNING AND CLOSING. The representations and warranties made by the Seller Group Entities in this Agreement or any document or instrument delivered to Buyer or its representatives hereunder (including, but not limited to, the Related Agreements) shall be true and correct in all material respects as of the date hereof and on the

Closing Date, with the same force and effect as though such representations and warranties had been made on and as of such date.

         5.2 COVENANTS OF THE SELLER GROUP ENTITIES. Each of the Seller Group Entities shall have duly performed in all material respects all of the covenants, acts and undertakings to be performed by it on or prior to the Closing Date.

         5.3 NO INJUNCTION, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted or threatened (excluding any action, proceeding or investigation initiated by or on behalf of Buyer or any Affiliate thereof or in which any of them have a direct or indirect participation) before any court, governmental agency or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arises out of, this Agreement, the Related Agreements or the consummation of the transactions contemplated hereby or thereby.

         5.4 HSR ACT APPROVAL. The waiting period under the HSR Act, if applicable to the transactions contemplated hereunder, shall have expired or been terminated without any condition attached to such expiration or termination.

         5.5 ABSENCE OF MATERIAL CHANGES. During the period from the date of this Agreement through the Closing, there shall be no material adverse change in, or effect on, the results of operations, business, assets, prospects or condition (financial or otherwise) of the Business or the Newspapers which either singularly or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

         5.6 DELIVERY AND PERFORMANCE. At the Closing, each of the Seller Group Entities shall have executed and delivered to Buyer the agreements, contracts, instruments and other documents to be executed and delivered by such Seller Group Entities, and shall have performed all other actions to be performed thereby, under and pursuant to this Agreement, including, but not limited to,
Article 2 and Article 7 hereof.

         5.7 APPROVALS. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, shall have been approved by all regulating authorities whose approvals are required by law.

                                   ARTICLE 6
        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER GROUP ENTITIES

         The obligations of each of the Seller Group Entities to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by the Seller Group Entities but without prejudice to any other right or remedy which it may have hereunder as a result of any misrepresentation by, or breach of any covenant or warranty of Buyer contained in this Agreement, or any certificate or instrument furnished by it hereunder.

         6.1 REPRESENTATIONS TRUE AT SIGNING AND CLOSING. The representations and warranties made by Buyer in this Agreement or any document or instrument delivered to Sellers or their respective representatives hereunder shall be true and correct in all material respects as of the date hereof and on the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of such date.

         6.2 COVENANTS OF BUYER. Buyer shall have duly performed in all material respects all of the covenants, acts and undertakings to be performed by it on or prior to the Closing Date.

         6.3 NO INJUNCTION, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed (excluding any action, proceeding or investigation initiated by or on behalf of any Seller Group Entity or any Affiliate thereof or in which any of them have a direct or indirect participation) before any court, governmental agency or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, or which is related to, or arises out of, this Agreement, the Related Agreements or the consummation of the transactions contemplated hereby or thereby.

         6.4 APPROVALS. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by all regulatory authorities whose approvals are required by law.

         6.5 HSR ACT APPROVAL. The waiting period under the HSR Act, if applicable to the transactions contemplated hereunder, shall have expired or been terminated.

         6.6 TITLE TO PURCHASED ASSETS. The transactions contemplated by the Merger Agreement shall have been consummated.

                                   ARTICLE 7
                                     CLOSING

         7.1 TIME AND PLACE OF CLOSING. The Closing shall be held at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, 24th Floor, New York, New York 10020 at 12:01 a.m. (CDT) on July 1, 2000 or such other time and place as agreed by the parties.

         7.2 TRANSACTIONS AT CLOSING. At the Closing, each of the following transactions shall occur:

              (a) Documents Executed by Parties at Closing. At the Closing, the parties shall execute or acknowledge, as is appropriate, the following:

                  (1) This Agreement;

                  (2) An Assignment and Assumption Agreement between Sellers and Buyer, in the form attached hereto as Exhibit D (the "Assignment and Assumption Agreement");

                  (3) An Assignment of the Intellectual Property set forth on Schedules 1.40(a) and 1.40(b) hereto in the form attached hereto as Exhibit E (the "Intellectual Property Assignment"); and

                  (4) A Merger Agreement and Related Rights Assignment.

              (b) Performance by Buyer. At the Closing, Buyer shall deliver to IMG the following:

                  (1) an amount equal to the Purchase Price by wire transfer as directed by IMG pursuant to Section 2.2(b) hereof;

                  (2) a certificate of the Secretary of Buyer certifying as being true, complete and correct (a) the resolutions of the Board of Directors of Buyer approving the transactions set forth in this Agreement; (b) the certificate of incorporation and by-laws of Buyer and (c) the incumbency of the officers of Buyer who are executing this Agreement and the other documents contemplated hereunder (including, but not limited to, the Related Agreements);

                  (3) a certificate of an authorized officer of Buyer confirming the satisfaction of the conditions set forth in Sections 6.1 and 6.2 hereof;

                  (4) a certificate of good standing of Buyer, as of the most recent practicable date, from the States of Delaware and Michigan;

                  (5) an opinion of Katten, Muchin & Zavis, counsel to the Buyer, in the form attached as Exhibit F;

                  (6) such other evidence of the performance of all the covenants and satisfaction of all of the conditions required of Buyer by this Agreement at or before the Closing as Sellers or their counsel may reasonably require.

              (c) Performance by Sellers. At the Closing, Sellers shall deliver to Buyer the following:

                  (1) a Bill of Sale and Assignment, in the form attached hereto as Exhibit G (the "Bill of Sale");

                  (2) opinions of Sonnenschein Nath & Rosenthal and Bingham Dana LLP, counsel to the Sellers, in the form attached hereto as Exhibit J;

                  (3) satisfactory evidence of any necessary approval of the transactions contemplated hereunder by any regulatory authorities whose approvals are required by law;

                  (4) certificates of good standing of Sellers, as of the most recent practicable date, from the appropriate governmental authority of the jurisdictions which are set forth in Schedule 3.1;

                  (5) a certificate of the trustee of the Trust certifying as being true, complete and correct (a) the authorization of the transactions set forth in this Agreement and the Related Agreements,
         (b) the trust agreement of Trust, as then in effect and (c) the incumbency of the officers of Trust who are executing this Agreement and the other documents contemplated hereunder;

                  (6) a certificate of each of the Sellers certifying as to (a) the resolutions of the Board of Directors of each such Seller Group Entity approving the transactions set forth in this Agreement and the Related Agreements; (b) the certificate of incorporation and by-laws, as then in effect, of each such Seller Group Entity; and (c) the incumbency of the officers of each such Seller Group Entity who are executing this Agreement and the other documents contemplated hereby (including, but not limited to, the Related Agreements);

                  (7) a certificate of an authorized officer of each Seller Group Entity confirming the satisfaction of the conditions set forth in Sections 5.1 and 5.2 hereof;

                  (8) a certificate to the effect no Seller is a "foreign person" as defined in Section 1445 of the Code;

                  (9) all books of account, contracts, files and other data and documents included in the Purchased Assets (other than original Tax, corporate and accounting records) (which may be delivered at the principal office of IMG in the State of Michigan);

                  (10) physical possession of the Purchased Assets where located;

                  (11) the release or termination, or arrangement for prompt release or termination that is reasonably satisfactory to Buyer, of all mortgages, deeds of trust, UCC financing statements, judgment liens and other security interests or liens which encumber the Purchased Assets, except Permitted Encumbrances; and

                  (12) pay-off letters from the banks and other creditors of the Seller Group Entities holding security interests on the Purchased Assets to the effect that all security interests thereof on the Purchased Assets will be released upon payment in full of the amounts set forth in such pay-off letters.

                                   ARTICLE 8
                                 INDEMNIFICATION

         8.1 OBLIGATIONS OF SELLER GROUP ENTITIES. Subject to the limitations set forth herein, each of the Seller Group Entities jointly and severally agrees to and shall indemnify and hold harmless (after the Closing) Buyer, and its respective directors, officers, employees, Affiliates, agents and assigns (collectively, the "Buyer Indemnitees") from and against any and all losses, damages, liabilities, claims, actions, suits, proceedings, demands, judgments, fees, costs and other expenses (including, without limitation, reasonable attorneys' fees and expenses) ("Loss") of Buyer, directly or indirectly, resulting from, based upon or arising out of:

              (a) any breach of any representation or warranty made by any Seller Group Entity in to this Agreement or in the certificate delivered at the Closing under Section 7.2(c)(7), other than in Sections 3.14(g) and 3.14(h) hereof (the "Specific Environmental Matters Representations and Warranties"), or in any Related Agreement (it being understood and agreed that, in accordance with Article 3, notwithstanding anything to the contrary contained in this Agreement or in any Related Agreement, to determine if there has been a breach of any representation or warranty of any Seller Group Entity, other than with respect to the representation and warranty made in the second sentence of
Section 3.22, the Losses arising from such breach, and for purposes of calculating the Basket Amount pursuant to Section 8.5(b), any such representation or warranty qualified by the term "Material Adverse Effect" shall be read as if it were not qualified by the term "Material Adverse Effect" but any representation or warranty qualified by the words "material" or "materially" shall be read as qualified by the words "material" and "materially");

              (b) any nonfulfillment or breach by any Seller Group Entity of any of its covenants or agreements in this Agreement or any Related Agreement;

              (c) any Retained Liability;

              (d) any Liability arising out of or relating to any claim, proceeding, litigation or Liability brought against Buyer or any other Buyer Indemnitee relating to the ownership, use or operation of the Business, the Purchased Assets or Business Real Estate prior to the Closing, including, but not limited to, any Liabilities or obligations of any Seller relating to violations of the Environmental Laws, Violations, Releases, Contaminants and related matters, but excluding the Assumed Liabilities; or

              (e) any breach of any representation or warranty made by any Seller Group Entity in Section 3.14(g) or Section 3.14(h) hereof.

         8.2 OBLIGATIONS OF BUYER. Subject to the limitations set forth herein, Buyer agrees to indemnify and hold harmless (after the Closing) each of the Seller Group Entities and their respective directors, officers, employees, Affiliates, agents and assigns from and against any Loss, directly or indirectly, resulting from, based upon or arising out of:

              (a) any breach of any representation or warranty made by Buyer in this Agreement or in any Related Agreement (it being understood and agreed that, notwithstanding anything to the contrary contained in this Agreement or in any Related Agreement, to determine if there has been a breach of any representation or warranty of Buyer, the Losses arising from such breach, and for purposes of calculating the Basket Amount pursuant to Section 8.5(b), any such representation or warranty qualified by the term "Material Adverse Effect" shall be read as if it were not qualified by the term "Material Adverse Effect" but any representation or warranty qualified by the words "material" and "materially" shall be read as qualified by the words "material" and "materially");

              (b) any non-fulfillment or breach by Buyer of any of its covenants or agreements in this Agreement or any Related Agreement;

              (c) any Assumed Liability; or

              (d) any Liability relating to the ownership, use or operation of any of the Business, the Purchased Assets or the Business Real Estate by Buyer following the Closing and not (x) relating to, or arising from, a breach or violation by any Seller Group Entity of the representations, warranties and covenants contained in the Agreement or (y) retained by Sellers, as a Retained Liability or otherwise, pursuant to the terms of the Agreement.

         8.3 PROCEDURES FOR INDEMNIFICATION. The procedure for indemnification shall be as follows:

              (a) The party claiming indemnification (the "Claimant") shall give written notice to the party from which indemnification is sought (the "Indemnitor") promptly after the Claimant learns of any action, suit or proceeding, the assertion of any claim, or the incurrence of any other Loss covered by the foregoing agreements to indemnify and hold harmless the Claimant, describing in reasonably detail the Loss and the basis on which indemnification is (or, under such assumption, could be) sought. The failure to provide prompt notice shall not be deemed to jeopardize Claimant's right to demand indemnification hereunder, provided that Indemnitor is not prejudiced by the delay in receiving notice. If Indemnitor is prejudiced, the Claimant's right to indemnification hereunder for the applicable Loss shall be reduced according to the extent of the prejudice caused by the delay.

              (b) With respect to claims between the parties, following receipt of notice from the Claimant of a claim, the Indemnitor shall have 30 days to make any investigation of the claim that the Indemnitor deems necessary or desirable, or such lesser time if a 30 day period would jeopardize any rights of Claimant to oppose or protest the claim. For the purpose of this investigation, the Claimant agrees to make available to the Indemnitor and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnitor cannot agree as to the validity and amount of the claim within the 30-day period, or lesser period if required by this Section (or any mutually agreed upon extension hereof) the Claimant may seek appropriate legal remedies.

              (c) If an indemnification claim hereunder involves a claim of any third party (a "Third Party Claim"), the Indemnitor shall have the right to undertake in a reasonable manner, by counsel or other representatives of its own choosing, the defense of such claim to the extent such Losses are not reasonably likely, together with any and all other Losses for which Claimant has theretofore claimed indemnity hereunder, to exceed the applicable Indemnity Cap (as hereinafter defined). In the event that the Indemnitor shall elect not to undertake such defense or shall fail to defend such Third Party Claim, the Claimant shall have the right to undertake in a reasonable manner the defense, compromise or settlement of such Third Party Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnitor. Anything in this Section 8.3 to the contrary notwithstanding,
(i) the Claimant shall have the right to participate in the defense, compromise or settlement of such Third Party Claim (A) at Indemnitor's cost and expense, if such Third Party Claim could reasonably be expected to result in a non-monetary relief which materially and adversely affects the Claimant or (B) at Claimant's cost and expense, if such Third Party Claim could not reasonably be expected to result in a non-monetary relief which materially and adversely affects the Claimant, (ii) the Indemnitor shall not, without the Claimant's written consent (such consent not to be unreasonably withheld), settle or compromise any Third Party Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the plaintiff to the Claimant of a release from all liability in respect of such Third Party Claim, and (iii) in the event that the Indemnitor undertakes defense of any Third Party Claim consistent with this Section, the Claimant, by counsel or other representative of its own choosing and at the Claimant's sole cost and expense, shall have the right to consult with the Indemnitor and its counsel or other representatives concerning such Third Party Claim and the Indemnitor and the Claimant and their respective counsel or other representatives shall cooperate with respect to such Third Party Claim. If any disagreement arises in the joint handling of such Third Party Claim, the Indemnitor shall have the right to make the final determination consistent with the requirements of this Section.

              (d) If any payment is made pursuant to this Section, the Indemnitor shall be subrogated to the extent of such payment (reduced by the aggregate amount of any and all Losses incurred by Claimant for which Claimant is not entitled to receive indemnification payments hereunder because such Losses are less than the applicable Basket Amount, are in excess of the applicable Indemnity Cap or otherwise (the "Unreimbursed Amounts") to all of the rights of recovery of Claimant, and Claimant shall assign to Indemnitor, for its use and benefit, any and all claims, causes of actions, and demands of whatever kind and nature that Claimant may have against the person, firm, corporation or entity giving rise to the Loss for which payment was made. Claimant agrees to reasonably cooperate in any efforts by Indemnitor to recover such Loss from any person, firm, corporation or entity. Notwithstanding anything herein to the contrary, the Indemnitor's subrogation rights under this Section are expressly subordinate to any claims that the Claimants may have with respect to Unreimbursed Amounts.

         8.4 SOLE REMEDY. Each party agrees that, in addition to any rights of Buyer referenced in Section 2.15, the sole liability and obligations of each party to the other party and the sole right, remedy and entitlement of each party against the other party for any claim with respect to or in connection with this Agreement or any of the transactions contemplated by this Agreement shall be limited to indemnification under this Article 8, and all such parties hereby waive any and all statutory and common law rights and remedies (including without limitation rights of indemnification and contribution) against the other party which it has or may hereafter have, other than the right to bring an action for fraud.

         8.5 LIMITATIONS ON INDEMNIFICATION. Notwithstanding anything to the contrary contained in this Agreement (other than the last clause of the last sentence of Section 8.4):

              (a) No claim for indemnification under Section 8.1 or Section 8.2 shall be valid unless notice thereof has been given the applicable period of survival, if any, as described in Section 8.6.

              (b) Any party which shall be obligated to indemnify any other party or parties under or with respect to the matters referred to in Section 8.1(a) or Section 8.1(b) or Section 8.2(a) or Section 8.2(b) hereof shall be so obligated only to the extent that the aggregate amount of any Losses paid, suffered or incurred by any Claimant as to which a right of indemnification is provided under or with respect to the matters referred to in Section 8.1(a) and 8.1(b), on the one hand, and Section 8.2(a) and 8.2(b), on the other hand, shall exceed $250,000 (the "Basket Amount"), in which event any such Losses shall be payable only to the extent such Losses exceed $250,000, provided, however, that notwithstanding anything to the contrary set forth herein, the Basket Amount shall not apply to (x) Losses resulting from, based upon or arising out of any breach of any Specific Environmental Matters Representations and Warranties, and
(y) intentional or willful breaches or violations by any Seller Group Entity of any of its covenants or agreements in this Agreement or in any Related Agreement, and Seller Group Entities shall be obligated to indemnify Buyer with respect to any Losses related to breaches of such Specific Environmental Matters Representations and Warranties and such intentional or willful breach or violation of such covenants from the first dollar of Loss suffered, paid or incurred with respect thereto.

              (c) In no event shall (i) the cumulative aggregate liability of Seller Group Entities under and pursuant to Section 8.1(a) exceed $4,000,000 (the "Representation Indemnity Cap"); and (ii) the cumulative aggregate liability of the Seller Group Entities under Sections 8.1 taken as a whole exceed $20,000,000 (the "Overall Cap"; each of the Representation Indemnity Cap and the Overall Cap are referred to as a "Seller Indemnity Cap"); provided, however, that notwithstanding anything to the contrary set forth herein, the Representation Indemnity Cap and the Overall Cap shall not apply to Losses resulting from, based upon or arising out of any Retained Liabilities constituting any Indebtedness of any of the Sellers under their existing bank credit facility or the industrial development revenue bonds disclosed on
Schedule 2.17(a) which are to be paid in full at or prior to the Closing under and in accordance with this Agreement. Except as set forth in the preceding provision, to the extent that the aggregate liability of Seller Group Entities pursuant to Section 8.1 reaches the amount of the Overall Cap, Buyer shall have no further right to indemnification under the Representation Indemnity Cap and none of the

Seller Group Entities shall have any liability whatsoever for any subsequent or other breach covered under Section 8.1(a).

              (d) In no event shall the cumulative aggregate liability of Buyer under and pursuant to Section 8.2(a) exceed $4,000,000 (the "Buyer Indemnity Cap"; each of the Overall Cap and the Buyer Indemnity Cap are referred to as an "Indemnity Cap").

              (e) The amount of any Losses for which indemnification is provided under this Article 8 shall be reduced by (x) the amount by which the Claimant's income Taxes payable for the year during which such indemnification payment is made are actually reduced as a result of the Losses giving rise to such indemnification payment and (y) the amount of any insurance proceeds, net of any insurance premiums and collection costs, received by the Claimant pursuant to any insurance policies, as a result of the Losses giving rise to such indemnification payment. Notwithstanding anything herein to the contrary, absent fraud, no party shall be held liable hereunder for consequential, special or punitive damages; provided, however, that notwithstanding the foregoing, but subject to the Representation Cap and the Overall Cap, an award of actual damages pursuant to Section 8.1(a) hereof may be determined and awarded, at the discretion of the court or other independent arbitrator of any disputed claim for indemnity hereunder, based on a multiple of revenues, EBITDA, earnings or other similar factors.

              (f) Under no circumstances shall the liability of Seller Group Entities as an Indemnitor in connection with or arising out of any Retained Liability or any of clauses (b), (c), (d), or (e) of Section 8.1 hereof exceed the actual out-of-pocket Losses incurred by Buyer to third parties in respect of the particular Retained Liability or particular liability or obligation which shall have rendered any said clauses (b), (c), (d) or (e) of Section 8.1 applicable in said circumstance, and under no circumstances shall the liability of Buyer as an Indemnitor in connection with or arising out of any Assumed Liability or any of clauses (b), (c) or (d) of Section 8.2 hereof exceed the actual out-of-pocket Losses incurred by Seller Group Entities to third parties in respect of the particular Assumed Liability or particular liability or obligation which shall have rendered any such clauses (b), (c) or (d) of Section
8.2 applicable in said circumstances.

              (g) In the event that a misrepresentation or breach of warranty, agreement or covenant is known or discovered by Buyer after the Closing, other than the right to bring an action for fraud, the sole and exclusive rights and remedies of Buyer shall be set forth in, and only to the extent expressly provided for in, this Article 8, and Buyer shall not be entitled to a rescission of this Agreement.

              (h) In addition to and without limiting the foregoing, the following shall be applicable to any claims, liabilities and obligations under this Article 8:

                  (1) In the event any remediation or other work or action is required in order to correct or cure a violation of any Environmental Law or of any provision or requirement of any statute, rule, regulation or demand (a "Violation"), such remediation and other work or action shall be devised, selected and performed in accordance with the methods and manner, and the choice from among potential approaches or solutions shall be made by selecting the most cost efficient one, recommended by the Sellers. The

         Sellers shall be entitled to supervise and direct the conduct of all remediation and other work or action for which it may be obligated to bear any costs or expenses thereof or arising therefrom.

                  (2) In no event shall any Seller Group Entity be liable or have any responsibility for any Violation arising solely out of any act or omission of or attributable to the landlord of any of the Leased Real Properties, Buyer or any of Buyer's Affiliates, or any agent or representative of any of them.

                  (3) In no event shall any Seller Group Entity have any liability due to or arising out of any Voluntary Act taken by Buyer or any of its Affiliates, partners, officers, employees, representatives or agents, to the extent such remediation is in excess of the minimum legal obligation required by applicable Environmental Laws.

         8.6 SURVIVAL. The representations and warranties of the parties set forth in this Agreement or in any certificate, document or instrument delivered in connection herewith shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of eighteen (18) months after the Closing Date, except that (i) the representations and warranties of the Seller Group Entities set forth in Sections 3.1, 3.2, the first sentence of
Section 3.6(b) and the second sentence of Section 3.18(a) shall survive indefinitely, without limitation and (ii) the representations and warranties of the Seller Group Entities set forth in Sections 3.5, 3.13 with respect to ERISA and 3.14 and the Pre-Closing Covenants with respect to Taxes, ERISA and environmental matters shall survive for the respective applicable statutes of limitations. The covenants and agreements of the parties set forth in Sections 2.4, 2.9 and 2.10 (collectively, the "Pre-Closing Covenants") shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of eighteen (18) months and all other covenants and agreements of the parties set forth herein shall survive indefinitely without limitation, in accordance with their terms.

                                    ARTICLE 9
                                  TERMINATION

         9.1 TERMINATION BY MUTUAL CONSENT. At any time before the Closing, this Agreement may be terminated by the mutual written consent of Buyer and Seller Group Entities.

         9.2 FAILURE TO CLOSE. If the Closing Date has not occurred on or prior to July 15, 2000, the Seller Group Entities on the one hand and Buyer on the other hand may terminate this Agreement by written notice to the other parties.

                                   ARTICLE 10
                               GENERAL PROVISIONS

         10.1 BOOKS AND RECORDS.

              (a) On reasonable notice at any time and from time to time after the Closing Date, Buyer shall permit Sellers and their successors, and the representatives thereof, reasonable access, during normal business hours, to all correspondence, contracts, agreements and other books and records pertaining to the Business or any of the Newspapers included in the Purchased Assets for purposes of inspection and/or copying. Buyer shall cause all such materials to be preserved for at least six
(6) years after the Closing Date and shall not thereafter destroy or otherwise dispose of any such materials unless they shall have notified Sellers and their successors at least two (2) months before such disposition and given Sellers and their successors the opportunity to remove and retain such materials.

              (b) Without limiting the foregoing, Buyer agrees that, for a period of six (6) years after the Closing Date, it shall assist and cooperate with Sellers and their successors in collecting and assembling information relating to the operations of the Business prior to the Closing, which customarily has been provided or used in connection with the preparation of any and all Tax Returns, information returns or other reports required to be filed by the Company, with any Taxing authority and shall make available to Sellers and their successors, at Sellers' sole cost and expense, the services of personnel reasonably necessary to enable any of them or any Affiliate or agent of any of them to prepare and file any and all Tax Returns, information returns or other reports required to be filed with any Taxing authority and/or to respond to and conduct any and all Tax audits or other Tax determinations or proceedings.

              (c) After the Closing, Sellers shall, upon Buyer's request from time to time, and upon reasonable notice, in connection with the preparation by Buyer or its Affiliates of Tax Returns, audited financial statements incorporating the Newspapers and the Business and all requisite securities law filings (including, but not limited to, a Form 8-K filing, if required, with respect to the transactions contemplated by this Agreement) and the initiation or defense of litigation with third parties involving Assumed Liabilities, (i) provide to the officers and other authorized representatives of Buyer, and its Affiliates reasonable access, during normal business hours, to any and all files, books, records, documents and other information (including, but not limited to, workpapers in the possession of current and former accountants of the Newspapers) in their possession relating to the Business with respect to the period prior to the Closing, and (ii) make available for inspection and copying by Buyer, at Buyer's expense, true and complete copies of any documents relating to the foregoing. Sellers shall retain the files, books, records and documents relating to the Business and which were not included in the Purchased Assets for at least six (6) years after the Closing Date. Sellers shall pay the first $70,000 of the out-of-pocket fees incurred by Buyer to independent, certified accountants for the audit of the Newspapers' financial statements required in connection with Form 8-K filing by Buyer with respect to the acquisition of the Newspapers (the "Subject Audit Fees"), and Buyer shall pay any and all amounts in excess thereof.

         10.2 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, telecopy, overnight delivery service or mailed by registered or certified mail, return receipt requested, first class postage prepaid, addressed as follows:

              (a)   If to any Seller Group Entity, to:

                          Midwest Publishing Statutory Trust
                          c/o First Union National Bank, Trustee
                          10 State House Square
                          Hartford, CT  06103
                          Attn:  W. Jeffrey Kramer
                          Fax:  (860) 247-1356

                    with copies to:

                          Sonnenschein Nath & Rosenthal
                          1221 Avenue of the Americas
                          24th Floor
                          New York, NY  10020
                          Attn:  Mark Lehrer, Esq.
                          Fax:  (212) 768-6800

                    and

                          Bingham Dana LLP
                          One State Street
                          Hartford, CT 06103-3178
                          Attn:  James G. Scantling, Esq.
                          Fax:  (860) 240-2800

              (b)   If to Buyer, to:

                          Liberty Group Michigan Holdings, Inc.
                          3000 Dundee Road
                          Suite 202
                          Northbrook, IL 60062
                          Attn:  Kenneth L. Serota
                          Fax:  (847) 272-6244
                    with a copy to:

                          Katten Muchin Zavis
                          525 W. Monroe Street
                          Suite 1600
                          Chicago, IL 60661
                          Attn:  Kenneth W. Miller
                          Fax:  (312) 577-8747

              (c) If delivered personally or by telecopier, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail or overnight service, the date on which such notice, request, instruction or document is received shall be the date of delivery.

              (d) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 10.2.

         10.3 BROKERS. Buyer represents that it has not retained any brokers or business advisors relative to the transactions contemplated in this Agreement. Each of the Seller Group Entities hereby represents that it has not retained any brokers or business advisors relative to the transactions contemplated in this Agreement other than Dirks, Van Essen & Associates, and each of the Seller Group Entities agrees that any Liability thereto shall constitute a Retained Liability hereunder for which Buyer shall have no liability whatsoever.

         10.4 FURTHER ASSURANCES. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments as may be reasonably requested by the other party in order to confirm, perfect or otherwise effectuate (i) the sale, transfer, assignment, conveyance and delivery of the Purchased Assets to Buyer and (ii) the assignment to, and assumption by, Buyer of the Assumed Liabilities. Each party shall allow the other party to review and make copies of such Tax, corporate and accounting records as may be reasonably necessary to implement the adjustment contemplated by Section 2.2(c) hereof and to permit each party to comply with its federal, state and local Tax and filing obligations and defense of challenges thereto. Sellers hereby irrevocably appoint Buyer Sellers' agent after Closing to pursue any and all insurance claims and/or proceeds with respect to events, occurrences or circumstances occurring during the period from the execution of this Agreement until the Closing Date subject to the condition that the transactions contemplated hereby are in fact consummated and that Buyer in fact succeeds to the ownership of title to the Purchased Assets. Sellers hereby covenant to execute such additional documents as may be necessary to effectuate any rights of Buyer in and to the insurance claims and/or proceeds during such period.

         10.5 WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

         10.6 EXPENSES. Except as expressly set forth herein, all expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by any such party, shall be borne solely and entirely by the party which has incurred the same; provided, however, that Sellers, on the one hand, and Buyer, on the other hand, shall each pay fifty percent (50%) of (i) the fees payable under the HSR Act with respect to the transactions contemplated by this Agreement, (ii) the costs of the lien searches performed by Buyer in connection with this Agreement (which do not exceed $3,000 in the aggregate), (iii) the costs and expenses incurred for or in connection with the Surveys, Title Insurance Policies and environmental audits with respect to the Business Real Estate.

         10.7 DISCLOSURE OF TERMS. Each of the Seller Group Entities and Buyer hereby acknowledge and agree that this Agreement and the Related Agreements and the terms and conditions hereof and thereof (and any aspect of the transactions, contemplated hereby or thereby) may be freely disclosed by any party hereto to any and all persons, without limitation of any kind. Each of the Seller Group Entities hereby represent and warrant to the Buyer that the Merger Agreement contains a provision substantially identical hereto pursuant to which the parties thereto shall similarly agree to the disclosure of the terms and conditions thereof and the aspects of the transaction contemplated thereby. Neither Buyer nor Sellers will issue or approve any press releases or other public announcements concerning the transactions contemplated hereby without the prior written approval of the other party as to the contents of the announcement and its release; provided, that either party may disclose such information as may be necessary to comply with legal requirements (including, but not limited to, securities law filings) and to facilitate the obtaining of all consents required from all state and federal regulatory authorities and any third parties. The contents of any such disclosure shall be provided, to the extent possible, to the remaining parties prior to its public disclosure.

         10.8 BINDING EFFECT; THIRD PARTY BENEFICIARIES; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefits of the parties hereto and their respective legal representatives, executors, administrators, successors and assigns. Nothing in this Agreement shall be construed to create any rights in any employees of any Seller or any other persons as third party beneficiaries or otherwise. This Agreement and the Related Agreements shall not be assigned by any party without the prior written consent of the other parties hereto. Notwithstanding the foregoing, this Agreement and the Related Agreements and the rights hereunder (other than the rights to indemnification received by Buyer from the Trust pursuant to Section 2.15 herein, which rights may be assigned to Affiliates of Buyer in connection with a transfer of all or substantially all of the assets of Buyer to such Affiliate, but not to any other persons) and thereunder may be assigned (i) by Sellers as collateral security to any lender of funds to Sellers or by Seller to one or more former or current direct or indirect equity holder of any of Sellers and (ii) by Buyer after the Closing to its Affiliates and any subsequent purchaser or other holder of all or a portion of the Newspapers or Purchased Assets provided that in no event shall any such assigning party be relieved from its obligations hereunder in connection with any assignment of this Agreement.

         10.9 HEADINGS. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

         10.10 ENTIRE AGREEMENT; CHANGES IN WRITING. This Agreement and the Related Agreements (including, but not limited to, the Merger Agreement) constitute the entire agreement among the parties hereto and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or thereby or the subject matter herein or therein. Neither this Agreement nor any Related Agreement (including, but not limited to, the Merger Agreement) nor any provision hereof or thereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

         10.11 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof. Each party irrevocably waives the right to trial by jury. Each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 10.2.

         10.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.13 PRONOUNS. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

         10.14 SCHEDULES AND EXHIBITS INCORPORATED. All Schedules and Exhibits attached hereto are incorporated herein by reference.

         10.15 TIME OF ESSENCE. Time is of the essence to consummation of this Agreement.

         10.16 SALES AND TRANSFER TAXES. All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including penalties and interest) incurred in connection with this Agreement and the Related Agreements shall be paid by 50% by Buyer, on the one hand, and 50% by Sellers, on the other hand. The parties shall cooperate to file all required tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees.

         10.17 NO RECOURSE. It is expressly understood and agreed that this Agreement is executed and delivered by First Union National Bank ("First Union"), not in its individual capacity but solely as trustee ("Trustee") under the Trust Agreement (Midwest Publishing Statutory Trust dated as of February 29, 2000 (the "Trust Agreement"), in the exercise of the powers and authority conferred and vested in it as the trustee thereunder, and each of the representations, warranties, undertakings and agreements herein made on the part of the Trust or Trustee is made and intended not as a personal representation, warranty, undertaking and agreement by First Union, but is made and intended for the purpose of binding only the trust estate created by the Trust Agreement (the "Trust Estate") and all persons having any claim against First Union, the Trustee or the Trust by reason of the transactions contemplated by this Agreement shall look only to the Trust Estate for payment or satisfaction thereof.

         IN WITNESS WHEREOF, each party hereto has executed or caused this Asset Purchase Agreement to be executed on its behalf, all on the day and year first above written.

                                  MIDWEST PUBLISHING STATUTORY TRUST
                                  By:  First Union National Bank, not in its
                                  individual capacity but solely as its trustee


                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:


                                  LIBERTY GROUP MICHIGAN HOLDINGS, INC.


                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:

                                   SCHEDULE A

                               LIST OF PROPERTIES

                              Adrian Daily Telegram
                               Adrian Medley (TMC)
                              Adrian Access Shopper
                                 Sturgis Journal
                               The Weekender (TMC)
                             Sturgis Gateway Shopper
                            Coldwater Daily Reporter
                            The Reporter Extra (TMC)
                            Coldwater Shoppers Guide
  and all ancillary or specialty publications related to any of the foregoing.
















                                      -45-